UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Express, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Shareholders,

The Company delivered strong performance in 2021. Although the pandemic struck very early in the Company’s transformation, our executive leadership team worked diligently to lay the foundational elements of the EXPRESSway Forward strategy amid the disruption of 2020. This work drove our strong results in 2021, including three consecutive quarters of positive comparable sales versus 2019 and positive operating income for the full year. The Board is incredibly proud of the progress made by our executive leadership team. We are confident that the EXPRESSway Forward strategy positions the Company to drive long-term shareholder value.

In 2021 the Company also launched its ESG mission – Express Together – to guide and set clear goals for the ongoing advancement of our ESG program. We have established goals around Diversity, Equity & Inclusion; Giving & Mentoring; and Conscious Sourcing & Product. The Board believes that our ESG program is critical to all our Company’s stakeholders and will influence the Company’s ability to create long-term shareholder value. We look forward to updating you on progress made against our goals.

I am also pleased to have welcomed to two new directors: Antonio Lucio, who joined our Board in December 2021, and Patricia Lopez, who joined our Board in February 2022. Antonio and Patricia have been outstanding additions to our Board, bringing further diversity of background, skills and perspectives that are invaluable to the Board and the Company as we oversee the Company’s strategy and transformation.

I hope you will join us at our annual meeting to be held virtually on Wednesday, June 8th, 2022, at 8:30 am EDT. Your vote is important. Whether or not you plan to attend the virtual meeting, I encourage you to vote promptly so that your shares will be represented and properly voted at the meeting.

Sincerely,

Mylle H. Mangum

Board Chair

April 29, 2022

Notice of 2022 Annual Meeting of Shareholders

Time and Date	8:30 a.m., Eastern Daylight Time, on Wednesday, June 8, 2022. We encourage you to access the meeting prior to the start time.
Place	The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/EXPR2022
Items of Business

1.  Election of Class III directors;

2.  Advisory vote to approve executive compensation (say-on-pay);

3.  Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022; and

4.  Such other business as may properly come before the meeting.

Record Date

Holders of record of the Company’s common stock at the close of business on April 18, 2022 are entitled to notice of and to vote at the 2022 Annual Meeting of Shareholders or any adjournment or postponement thereof.

This proxy statement is issued in connection with the solicitation of proxies by the Board of Directors of Express, Inc. for use at the 2022 Annual Meeting of Shareholders, which is to be held virtually via live webcast, and at any adjournment or postponement thereof. On or about April 29, 2022, we will begin distributing print or electronic materials regarding the virtual annual meeting to each shareholder entitled to vote at the virtual meeting. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the shareholder.

How to Vote

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to participate in the 2022 Annual Meeting of Shareholders, we urge you to vote your shares now in order to ensure the presence of a quorum.

Shareholders of record may vote:

By Internet	By telephone	By mail

Go to www.proxyvote.com;	Call toll free (800) 690-6903; or	If you received paper copies in the mail of the proxy materials and proxy card, mark, sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope.

Beneficial Shareholders. If you hold your shares through a broker, bank, or other nominee, follow the voting instructions you receive from your broker, bank, or other nominee, as applicable, to vote your shares.

By Order of the Board of Directors,

Laurel Krueger

Chief Legal Officer & Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 8, 2022: this Notice of Annual Meeting and Proxy Statement and our 2021 Annual Report are available in the investor relations section of our website at www.express.com/investor. Additionally, and in accordance with the Securities and Exchange Commission (“SEC”) rules, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

PROXY STATEMENT SUMMARY INFORMATION

The Board of Directors (the “Board”) of Express, Inc. (the “Company”) is soliciting your proxy to vote at the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”), or at any adjournment or postponement of the Annual Meeting. To assist you in your review of this proxy statement, we have provided a summary of certain information relating to the items to be voted on at the Annual Meeting in this section. For additional information about these topics, please review this proxy statement in full and the Company’s Annual Report on Form 10-K for 2021 which was filed with the SEC on March 24, 2022 (the “Annual Report”).

▶ Who We Are

Grounded in versatility and powered by a styling community, Express is a modern, multichannel apparel and accessories brand whose purpose is to Create Confidence & Inspire Self-Expression. Launched in 1980 with the idea that style, quality and value should all be found in one place, Express has been a part of some of the most important and culture-defining fashion trends. The Express Edit design philosophy ensures that the brand is always ‘of the now’ so people can get dressed for every day and any occasion knowing that Express can help them look the way they want to look and feel the way they want to feel.

The Company operates over 550 retail and outlet stores in the United States and Puerto Rico, the express.com online store and the Express mobile app.

▶ Key Financial Results

During the fiscal year ended January 29, 2022, Express delivered strong financial results, even with the ongoing impact of COVID-19 on our business.

Net Sales	Comparable Sales
Consolidated net sales increased 55% to approximately $1.9 billion in 2021 from approximately $1.2 billion in 2020.	Consolidated comparable sales increased by 37% in 2021 compared to 2020. While compared to 2019, consolidated comparable sales decreased by 2%, in the combined second, third and fourth quarter period, comparable sales increased 3% compared to the same combined period in 2019.

Operating Income Operating income increased to $0.8 million in 2021 compared to a loss of $455.2 million in 2020.	EBITDA* EBITDA increased to approximately $65 million in 2021 compared to EBITDA of approximately $(385) million in 2020.

Operating Cash Flow/

Free Cash Flow*

Operating cash flow improved to approximately $89 million for the full year ended January 29, 2022, compared to approximately $(324) million for the full year ended January 30, 2021.

Free cash flow improved to approximately $55 million for the full year ended January 29, 2022, compared to approximately $(340) million for the full year ended January 30, 2021.

*	Refer to Appendix A for more information regarding the following non-GAAP financial measures: EBITDA and free cash flow.

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	1

    PROXY STATEMENT SUMMARY INFORMATION

Proposals to be Voted on and Voting Recommendations

Proposal	Board Voting Recommendation		Page Reference (for more detail)

Election of Class III Directors (Proposal No. 1)	☑	FOR	8

Advisory vote to approve executive compensation (say-on-pay) (Proposal No. 2)	☑	FOR	64

Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022 (Proposal No. 3)	☑	FOR	65

2021 Named Executive Officers

The Compensation Discussion and Analysis included in this proxy statement focuses on the compensation of our named executive officers (our “NEOs”) for 2021, who are listed below:

Name	Position

Timothy Baxter	Chief Executive Officer

Matthew Moellering	President, Chief Operating Officer and Interim Chief Financial Officer*

Malissa Akay	Executive Vice President and Chief Merchandising Officer

Sara Tervo	Executive Vice President and Chief Marketing Officer

Periclis (“Perry”) Pericleous	Former Senior Vice President, Chief Financial Officer and Treasurer

*

Effective April 4, 2022, Jason Judd was appointed as our Senior Vice President, Chief Financial Officer and Treasurer, and Mr. Moellering ceased to serve as our Interim Chief Financial Officer. Mr. Moellering continues to serve as our President and Chief Operating Officer.

Director Nominees

The following provides summary information about our Class III director nominees. The Class III directors will be elected to each serve a three-year term that will expire at the Company’s 2025 annual meeting of shareholders.

TERRY DAVENPORT Director Since: November 2016 Age: 64 Independent: Yes Compensation and Governance Committee

Select Professional Experience

Retired Brand and Marketing Executive

Previous Experience:

•  Global Brand Advisor—Starbucks Coffee Company

•  SVP of Global Creative Studios, SVP of Marketing—Starbucks Coffee Company

•  VP of Brand Strategy and Consumer Insights—Starbucks Coffee Company

•  Senior Brand Leadership Roles—YUM! Brands, PepsiCo., and Omnicom Agencies

Select Skills/Qualifications

•  Consumer brand marketing and advertising

•  E-commerce and omni-channel retailing

•  Retail merchandising and operations

•  Business development and strategic planning

•  International operations

•  ESG matters

•  Experience with target customers

2

    PROXY STATEMENT SUMMARY INFORMATION

KAREN LEEVER Director Since: August 2016 Age: 58 Independent: Yes Compensation and Governance Committee

Select Professional Experience

Chief Operating Officer, Fetch by The Dodo

Previous Experience:

•  President, US Digital Products and Marketing—Discovery Communications

•  EVP and GM, Digital Media—Discovery Communications

•  SVP, Digital and Direct Sales—DIRECTV

•  SVP, Digital Marketing and Media—DIRECTV

•  SVP, directv.com and Customer Communications—DIRECTV

•  VP, Marketing—Kmart Corporation

Select Skills/Qualifications

•  E-commerce and omni-channel retailing

•  Technology development and management experience

•  Data analytics

•  Business development and strategic planning

•  Retail merchandising and operations

•  Experience with target customers

•  Leadership development and succession planning

ANTONIO LUCIO Director Since: December 2021 Age: 62 Independent: Yes Compensation and Governance Committee

Select Professional Experience

Principal and Founder of 5S Diversity; Executive Fellow at the Yale School of Management

Previous Experience:

•  Global Chief Marketing Officer—Facebook, Inc.

•  Global Head of Marketing & Communications—HP Inc.

•  Global Chief Marketing & Communications Officer—Visa

Select Skills/Qualifications

•  Business development and strategic planning

•  E-commerce and omni-channel retailing

•  Consumer brand marketing and advertising

•  Experience with target customers

•  International and franchise operations

•  ESG matters

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	3

    PROXY STATEMENT SUMMARY INFORMATION

2021 COMPENSATION HIGHLIGHTS

Our executive compensation program for 2021 was designed to align executive compensation with the Company’s efforts to recover from the impacts of the COVID-19 pandemic on the business and successfully execute the EXPRESSway Forward strategy. In 2021:

•  CEO Target Pay Opportunity Established Between 25th Percentile and Median Level of our Peer Group: Mr. Baxter’s target pay opportunity of $6.5M, which was established in 2019 between the 25th percentile and median level of our peer group at the time, remained the same for 2020 and 2021.

•  CEO Target Compensation Package Reinforces Pay-for-Performance: 52% of Mr. Baxter’s target compensation package was composed of performance-based short-term cash incentives and long-term equity incentives. The performance-based short-term and long-term incentives for both Mr. Baxter and other executives continued to include challenging performance targets so that realizable compensation reflects business performance. See “What We Pay And Why: Elements of Compensation” on page 34 for more information about the variable components of Mr. Baxter’s compensation package.

•  Short-Term Incentive Program Updated to Focus on Adjusted EBITDA as Key Driver of Financial Success: Under the Company’s short-term cash incentive program, the Committee determined to use EBITDA, subject to adjustments for extraordinary items (“Adjusted EBITDA”), as the financial performance metric for Spring and Fall 2021, with goals set significantly higher than the prior season’s results. The Committee eliminated an operational performance component and removed the threshold payout opportunity so that any financial performance below the target Adjusted EBITDA goal would result in no payout under the short-term program. Furthermore, maximum performance continued to be capped at 200% of target. See “What We Pay And Why: Elements of Compensation—Performance-Based Incentives—Short-Term Incentives” beginning on page 35 for more information regarding performance goals for the 2021 short-term performance-based cash incentive program.

•  Long-Term Performance Goals Established Based on Challenging Three-Year Adjusted EBITDA Achievement: In February 2021, given where the Company was in its turnaround, the Committee determined that cash flow would be a key driver of the Company’s turnaround, future success and long-term shareholder value creation. Accordingly, because Adjusted EBITDA focuses on the operational aspect of the business from a cash generation standpoint, the Committee determined to establish long-term performance targets based on Adjusted EBITDA. The three-year performance targets incentivize sustained performance over a longer period. The Committee established rigorous three-year 2021-2023 EBITDA goals at a time when significant uncertainty existed regarding the continuing impact of COVID-19 on the retail industry, as well as consumer spending patterns. The Committee believes that using Adjusted EBITDA goals for both the short-term and long-term incentive programs for 2021 will appropriately incentivize our executives to drive the Company’s transformation in the short-term and future success in the long-term to ultimately create shareholder value even during a period of continued uncertainty. See “What We Pay And Why: Elements of Compensation—Performance-Based Incentives—Long-Term Incentives—2021 Modifications to Long-Term Incentive Award Program” on page 38 for more information about the 2021 long-term performance awards.

•  Transformation and Business Continuity Cash Awards Recognizing 2020 Challenges and Looking Forward to Growth: In February 2021, the Committee recognized a need to (i) reward executives for their extraordinary efforts in 2020 to overcome liquidity challenges and perform work to transform the brand and (ii) ensure the retention of the Company’s high caliber executive leadership team to advance the Company’s EXPRESSway Forward strategy and create shareholder value over the long-term. Based on these considerations, the Committee, in consultation with its independent compensation consultant, determined to provide executives with a transformation and business continuity cash award in an amount equal to 50% of each executive’s total target short-term performance-based cash incentive compensation opportunity for the 2020 fiscal year. The cash award was paid out to executives in February 2021. To promote the retention of our executive leadership team, each executive was required to repay the full amount of the cash award in the event of a voluntary termination on or prior to the one-year anniversary of the payout. See “What We Pay And Why: Elements of Compensation—Transformation and Business Continuity Cash Awards” on page 40 for more information about the basis for these one-time cash awards, including work accomplished in 2020 which laid the foundation for the Company’s strong performance in 2021.

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    PROXY STATEMENT SUMMARY INFORMATION

2021 CEO Target Total Direct Compensation (“TDC”) Versus Summary Compensation Table TDC(1)

The table below shows the annual target total direct compensation package for our CEO as compared to Mr. Baxter’s 2021 annual total direct compensation as disclosed in the Summary Compensation Table on page 48 and explains differences between his target total direct compensation and compensation reported in the Summary Compensation Table.

Elements of Compensation	2021 CEO Annual Target TDC	2021 CEO Summary Compensation Table TDC
Base Salary	$1,000,000	$1,000,000	• There was no change in Mr. Baxter’s base salary level in 2021 versus 2020.
Incentive Compensation Opportunity at Target	$1,300,000	$2,600,000

•  Reflects that Adjusted EBITDA performance for the Spring and Fall seasons was achieved above the maximum performance goal and correspondingly, short-term cash incentive awards for the Spring and Fall seasons were paid out at 200% of target.

Annual Long-Term Incentive Opportunity	$4,200,000	$2,100,002

•  Reflects that 50% of Mr. Baxter’s 2021 long term incentive opportunity was delivered in the form of performance-based restricted stock units. The remaining 50% of long-term incentive awards was delivered in the form of time-based restricted cash awards to conserve shares, which is not included in the Summary Compensation Table until earned.

Cash-Based Awards Granted Prior to 2021	$0	$927,358

•  Reflects $277,358 in time-based restricted cash awards granted in March 2020 as part of our long-term incentive program, which do not get reported in the Summary Compensation Table until earned and $650,000 Transformation and Business Continuity Cash Award paid in 2021.

Total TDC	$6,500,000	$6,627,360

(1)

Total Direct Compensation is made up of base salary, short-term incentives, and long-term incentives, and excludes all other compensation set forth in the Summary Compensation Table on page 48 other than the 2021 payment of time-based restricted cash awards granted prior to 2021.

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	5

    PROXY STATEMENT SUMMARY INFORMATION

EXECUTIVE COMPENSATION OBJECTIVES AND PRACTICES

Program Objective	What We DO:
Pay for Performance	✔

•  Performance-Based CEO Compensation Package with over 50% Variable Compensation

•  Short-Term and Long-Term Incentives with Challenging Performance Targets that Incentivize Creation of Shareholder Value

•  50% of Long-Term Incentives are Performance-Based with Multi-Year Performance Periods

Pay Competitively	✔	• Robust Compensation Setting Process that Utilizes Market Data to Ensure Competitiveness

Pay Responsibly	✔

•  Long-Term Vesting Requirements: Multi-Year Performance Periods for Performance Based Long-Term Incentive Awards and Multi-Year Vesting Requirements for Time-Based Restricted Cash

•  Annual Shareholder Engagement Process and the Incorporation of Shareholder Feedback into Executive Compensation Decision Making

•  Stock Ownership Guidelines

•  Mitigate Risk Through Incentive Compensation Design

•  Utilize Independent Compensation Consultant

•  Robust Clawback Policy

What We DON’T DO:
Pay Responsibly	✗

•  No Special Tax Gross-Ups

•  No Pension Plans or Other Post-Employment Defined Benefit Plans

•  No Liberal Share Recycling, Repricing of Underwater Stock Options, or Reloads of Stock Options

•  No Hedging or Pledging Transactions

•  No Single Trigger Change-in-Control Payments

GOVERNANCE HIGHLIGHTS

▶ Board Composition:

Other Important Board Composition Notes:

•	All of our directors are independent except for Mr. Baxter, our CEO

•	Average Age: 62 years old

•	Appropriate balance between fresh viewpoints and a deep understanding of the Company

6

    PROXY STATEMENT SUMMARY INFORMATION

Other Governance Highlights:

2021 Updates

ESG Matters	• In June 2021, we adopted updated Corporate Governance Guidelines and an updated Compensation and Governance Committee Charter that added oversight of ESG matters to the Board’s responsibilities.

Board Independence

•  All of our directors, except for our CEO, are independent under the New York Stock Exchange (“NYSE”) listing rules, which includes an independent Chairman of the Board and Committees comprised entirely of independent directors.

•  Our independent directors have an opportunity to meet in executive session at each meeting and do so routinely.

Director Elections	• We adhere to a majority vote standard, with a director resignation policy, for uncontested director elections.

Board and Committee Meetings	• Each of our directors attended at least 75% of all Board meetings and applicable Committee meetings.

Board and Committee Evaluations	• The Board and each Committee conduct a comprehensive self-evaluation each year to identify potential areas of improvement.

Corporate Strategy

•  At least once per year, the Board and management engage in an in-depth discussion and align on the Company’s long-term corporate strategy. The strategy is revisited regularly during Board and Committee meetings.

Shareholder Engagement

•  Typically, as part of our annual shareholder engagement cycle, we reach out to our largest shareholders who collectively hold over a majority of the shares of our outstanding common stock, which usually includes approximately our top 20 largest shareholders.

Clawback Policy

•  The Company’s Clawback Policy, in addition to providing for clawbacks related to financial restatements, also gives the Compensation and Governance Committee discretion to clawback incentive compensation in the event of management misconduct that could significantly damage the reputation of Express, but that does not lead to a financial restatement.

Forward-Looking Statements and Other Information

This proxy statement, including the “Letter to our Shareholders,” contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and are based on current expectations and assumptions, which may not prove to be accurate. Forward-looking statements are not guarantees and are subject to risks, uncertainties, changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company’s control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including those set forth in Item 1A of the Company’ s Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Our fiscal year ends on the Saturday closest to January 31. Fiscal years are referred to by the calendar year in which the fiscal year commences. All references herein to “2021”, “2020”, and “2019” refer to the 52-week period ended January 29, 2022, January 30, 2021, and February 1, 2020, respectively.

In this proxy statement, we refer to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and free cash flow, which are financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Please refer to Appendix A to this proxy statement for more information on EBITDA and free cash flow, and a reconciliation of such measures to reported net loss and net cash provided by (used in) operating activities, respectively, which are their most directly comparable GAAP measures.

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	7

ELECTION OF CLASS III DIRECTORS (PROPOSAL NO. 1)

The Board and its Compensation and Governance Committee are committed to ensuring that the Board possesses the right diversity of backgrounds, skills, experience, and perspectives to constitute an effective Board. The Board currently consists of nine members and is divided into three classes of directors, with three Class I directors, three Class II directors, and three Class III directors. The current term of our Class III directors expires at the Annual Meeting, while the terms for Class I and Class II directors will expire at our 2023 and 2024 annual meetings of shareholders, respectively.

Messrs. Davenport and Lucio and Ms. Leever currently serve as Class III directors and are each independent. Upon the recommendation of the Compensation and Governance Committee, the Board has nominated Messrs. Davenport and Lucio and Ms. Leever for re-election as Class III directors, to each serve three-year terms expiring at the 2025 annual meeting of shareholders. Mr. Davenport and Ms. Leever have each served as directors since 2016 and were each elected to serve a three-year term most recently at our 2019 annual meeting of shareholders, and Mr. Lucio has served as a director since December 2021.

Messrs. Davenport and Lucio and Ms. Leever have consented to serve if elected. If elected, each of Messrs. Davenport and Lucio and Ms. Leever will hold office until their respective successor has been duly elected and qualified or until their earlier resignation or removal. If Mr. Davenport, Ms. Leever, or Mr. Lucio becomes unavailable to serve as a director, the Board may either designate a substitute nominee or reduce the number of directors. If the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

Information with respect to our Class III director nominees and our continuing Class I and Class II directors, including their recent employment or principal occupation, a summary of select qualifications, skills, and experience that led to the conclusion that they are qualified to serve as directors, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service on the Board, and their ages as of April 18, 2022 (the “Record Date”) are provided in this section. The Board believes that our continuing directors, together with our director nominees, possess a complementary and diverse set of qualifications, skills, and experience to allow the Board to function at a high level and fulfill its responsibilities to our shareholders. Please refer to “Corporate Governance—Board Composition” on page 14 for other information about our Board, including a description of the qualifications, skills, and experience that the Board believes are important to effectively oversee the Company as it carries out its growth strategy and commitment to long-term value creation.

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    ELECTION OF CLASS III DIRECTORS (PROPOSAL NO. 1)

NOMINEES FOR CLASS III DIRECTORS FOR ELECTION AT THE 2022 ANNUAL MEETING

TERRY DAVENPORT Director Since: November 2016 Age: 64 Compensation and Governance Committee Member

Business Experience

Mr. Davenport served as Global Brand Advisor for Starbucks Coffee Company from February 2014 until he retired in October 2017. Mr. Davenport spent the last ten years of his career at Starbucks Coffee Company. Prior to serving as Global Brand Advisor, his roles at Starbucks included: Senior Vice President of Global Creative Studios, Senior Vice President of Marketing and Category for Europe, Middle East, and Africa (EMEA), and Senior Vice President of Marketing for the U.S. He originally joined Starbucks as Vice President of Brand Strategy and Consumer Insights in October 2006. Prior to joining Starbucks, Mr. Davenport held senior brand leadership roles with YUM! Brands, PepsiCo., and Omnicom Agencies. Mr. Davenport is currently a strategic advisor and consultant for various enterprises on consumer, strategy, and brand related matters.

Select Qualifications, Skills, and Experience:

•  Consumer brand marketing and advertising

•  E-commerce and omni-channel retailing

•  Retail merchandising and operations

•  Business development and strategic planning

•  International operations

•  ESG matters

•  Experience with target customers

KAREN LEEVER Director Since: August 2016 Age: 58 Compensation and Governance Committee Member

Business Experience

Ms. Leever is the Chief Operating Officer of Fetch by The Dodo, a role she has held since January 2022. Prior to that, Ms. Leever served as President, US Digital Products and Marketing, for Discovery Communications from 2018 to 2021, and as Executive Vice President and General Manager, Digital Media of Discovery Communications from 2015 to 2018. Prior to joining Discovery Communications, she spent ten years with DIRECTV, and held several roles, including Senior Vice President, Digital and Direct Sales from 2013 to 2015, Senior Vice President of Digital Marketing and Media in 2012, and Senior Vice President of directv.com and Customer Communications in 2011. Additionally, Ms. Leever served as Vice President, Marketing at Kmart Corporation during 2005 and as Divisional Vice President, eCommerce from 2004 until 2005. Earlier in her career, she spent more than a decade in electronic television retailing at HSN and QVC, overseeing website design, messaging, pricing, and programming strategies.

Select Qualifications, Skills, and Experience:

•  E-commerce and omni-channel retailing

•  Technology development and management experience

•  Data analytics

•  Business development and strategic planning

•  Retail merchandising and operations

•  Experience with target customers

•  Leadership development and succession planning

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	9

    ELECTION OF CLASS III DIRECTORS (PROPOSAL NO. 1)

ANTONIO LUCIO Director Since: December 2021 Age: 62 Compensation and Governance Committee Member

Business Experience

Mr. Lucio is the Principal and Founder of 5S Diversity, a firm dedicated to increasing the participation of women and people of color in senior marketing positions, and an Executive Fellow at the Yale School of Management. Previously, he was the Global Chief Marketing Officer of Facebook, Inc. from September 2018 to September 2020. Prior to that, Mr. Lucio was the Global Head of Marketing & Communications for HP Inc. from 2015 to 2020, and Global Chief Marketing & Communications Officer for Visa from 2007 to 2015. His 40 years of global marketing experience also includes marketing positions at PepsiCo, Kraft and Procter & Gamble. In 2022, Mr. Lucio was inducted into the Marketing Hall of Fame for his thought leadership and outstanding contribution to the marketing profession. Mr. Lucio currently serves on the boards of Adweek and VidMob, and the advisory board of Edelman.

Select Qualifications, Skills, and Experience:

•  Business development and strategic planning

•  E-commerce and omni-channel retailing

•  Consumer brand marketing and advertising

•  Experience with target customers

•  International and franchise operations

•  ESG matters

CLASS I DIRECTORS WITH TERMS CONTINUING UNTIL THE 2023 ANNUAL MEETING

MICHAEL ARCHBOLD Director Since: January 2012 Age: 61 Chair of the Audit Committee

Business Experience

Mr. Archbold served as Chief Executive Officer of GNC Holdings, Inc. from August 2014 until July 2016 and also served as a director on the board of GNC Holdings, Inc. Prior to that, he was the Chief Executive Officer of The Talbots Inc. from August 2012 until June 2013 and also served as a director on the board of The Talbots Inc. Prior to that, Mr. Archbold served as President and Chief Operating Officer of Vitamin Shoppe, Inc. from April 2011 until June 2012, and prior to that as its Executive Vice President, Chief Operating Officer, and Chief Financial Officer from April 2007. Mr. Archbold served as Executive Vice President / Chief Financial and Administrative Officer of Saks Fifth Avenue from 2005 until 2007. From 2002 until 2005 he served as Chief Financial Officer for AutoZone, Inc., originally as Senior Vice President, and later as Executive Vice President. Mr. Archbold is an inactive Certified Public Accountant and has 20 years of financial experience in the retail industry. Mr. Archbold currently serves on the Board of the Council for Inclusive Capitalism with The Vatican; on the Advisory Board for the Dolan School of Business at Fairfield University; and as the Program Director for the CFO Council: Fortune 250 at The Conference Board.

Select Qualifications, Skills, and Experience:

•  Accounting, finance, and capital structure

•  Risk management

•  Retail merchandising and operations

•  Business development and strategic planning

•  Investor relations

•  Executive leadership of complex organizations

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    ELECTION OF CLASS III DIRECTORS (PROPOSAL NO. 1)

TIMOTHY BAXTER Director Since: June 2019 Age: 52 Chief Executive Officer, Express, Inc.

Business Experience

Mr. Baxter has served as our Chief Executive Officer since June 2019. Prior to joining the Company, Mr. Baxter was Chief Executive Officer of Delta Galil Premium Brands, a group of specialty retail apparel brands including 7 For All Mankind and Splendid, since May 2018. Prior to that, he held numerous leadership positions at Macy’s, Inc. from 2006 to 2017 including Chief Merchandising Officer from 2015 to 2017 and Executive Vice President, General Merchandise Manager from 2013 to 2015. Mr. Baxter started his career with Famous-Barr and May Department Stores, where he held positions of increasing responsibility from 1992 until 2006.

Select Qualifications, Skills, and Experience:

•  Retail merchandising and operations

•  Apparel merchandising and design

•  Business development and strategic planning

•  E-commerce and omni-channel retailing

•  Consumer brand marketing and advertising

•  Experience with target customers

•  Supply chain

PETER SWINBURN Director Since: February 2012 Age: 69 Chair of the Compensation and Governance Committee

Business Experience

Mr. Swinburn served as Chief Executive Officer and President of Molson Coors Brewing Company from July 2008 until he retired in December 2014. He also served as a director on the board of Molson Coors Brewing Company and MillerCoors Brewing Company from July 2008 until his retirement. Prior to that, he was Chief Executive Officer of Coors (U.S.) and from 2005 until October 2007, Mr. Swinburn served as President and Chief Executive Officer of Molson Coors Brewing Company (UK) Limited. Prior to that, he served as President and Chief Executive Officer of Coors Brewing Worldwide and Chief Operating Officer of Molson Coors Brewing Company (UK) Limited following the Molson Coors Brewing Company’s acquisition of Molson Coors Brewing Company (UK) Limited in 2002 where he served until 2003. Mr. Swinburn currently serves on the Board of Directors of Driven Brands, Inc. and previously served as a director of Fuller, Smith & Turner PLC and of Cabela’s Inc.

Select Qualifications, Skills, and Experience:

•  Business development and strategic planning

•  Consumer brand marketing and advertising

•  International operations

•  Finance and capital structure

•  Corporate governance and public company board practices

•  Executive leadership of complex organizations

•  Mergers and acquisitions

•  Executive compensation

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    ELECTION OF CLASS III DIRECTORS (PROPOSAL NO. 1)

CLASS II DIRECTORS WITH TERMS CONTINUING UNTIL THE 2024 ANNUAL MEETING

MICHAEL F. DEVINE Director Since: May 2010 Age: 63 Audit Committee Member (Chair of the Audit Committee May 2010—March 2019)

Business Experience

Mr. Devine was appointed Senior Vice President and Chief Financial Officer of Coach in December 2001 and Executive Vice President in August 2007, a role he held until he retired in August 2011. Prior to joining Coach, Mr. Devine served as Chief Financial Officer and Vice President—Finance of Mothers Work, Inc. (now known as Destination Maternity Corporation) from February 2000 until November 2001. From 1997 to 2000, Mr. Devine was Chief Financial Officer of Strategic Distribution, Inc. Mr. Devine was Chief Financial Officer at Industrial System Associates, Inc. from 1995 to 1997, and for the six years prior to that, he was the Director of Finance and Distribution for McMaster-Carr Supply Co. Mr. Devine previously served as a director of Nutrisystem, Inc. He currently serves as Chairman of the Board of Deckers Outdoor Corporation and as a director and Audit Committee Chair of Five Below, Inc.

Select Qualifications, Skills, and Experience:

•  Accounting, finance, and capital structure

•  Risk management

•  Corporate governance and public company board practices

•  Investor relations

•  Executive leadership of complex organizations

•  Retail merchandising

PATRICIA E. LOPEZ Director Since: February 2022 Age: 60 Audit Committee Member

Business Experience

Ms. Lopez most recently served as Chief Executive Officer and as a member of the Board of Directors of High Ridge Brands Co., a Clayton, Dubilier & Rice Company, from 2017 until April 2020. Before joining High Ridge Brands Co., Ms. Lopez served as Senior Vice President of The Estée Lauder Companies Inc. from 2015 until 2016 and Chief Marketing Officer of Avon Products, Inc. from 2012 until 2015. Prior to that, Ms. Lopez worked for The Procter & Gamble Company from 1983 to 2012, where she held various roles in Latin America and the United States before ultimately serving as Vice President and General Manager of Eastern Europe in Russia. Ms. Lopez currently serves as a director of Domino’s Pizza, Inc., Acreage Holdings, Inc., Aramark and Virtue Labs.

Select Qualifications, Skills, and Experience:

•  Consumer brand marketing and advertising

•  Experience with target customers

•  Business development and strategic planning

•  Corporate governance and public company board practices

•  International operations

•  Executive leadership of complex organizations

•  Retail merchandising

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    ELECTION OF CLASS III DIRECTORS (PROPOSAL NO. 1)

MYLLE MANGUM Director Since: August 2010 Age: 73 Chairman of the Board; Compensation and Governance Committee Member; Audit Committee Member

Business Experience

Ms. Mangum is the Chief Executive Officer of IBT Holdings, LLC, a position she has held since October 2003. Prior to that, Ms. Mangum served as Chief Executive Officer of True Marketing Services, LLC since July 2002. She served as Chief Executive Officer of MMS Incentives, Inc. from 1999 to 2002. From 1997 until 1999, she served as President-Global Payment Systems and Senior Vice President-Expense Management and Strategic Planning for Carlson Wagonlit Travel, Inc. From 1992 until 1997 she served as Executive Vice President-Strategic Management for Holiday Inn Worldwide. Ms. Mangum was previously employed with BellSouth Corporation as Director-Corporate Planning and Development from 1986 to 1992 and President of BellSouth International from 1985 to 1986. Prior to that, she was with the General Electric Company. Ms. Mangum previously served as a director of Emageon, Inc., Scientific-Atlanta, Inc., Respironics, Inc., and PRGX Global, Inc. Ms. Mangum currently serves as a director of Barnes Group Inc. and Haverty Furniture Companies, Inc.

Select Qualifications, Skills, and Experience:

•  Business development and strategic planning

•  Corporate governance and public company board practices

•  Executive leadership of complex organizations

•  Leadership development and succession planning

•  International and franchise operations

•  Accounting, finance, and capital structure

•  Executive compensation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE CLASS III NOMINEES TO BE ELECTED AS DIRECTORS.

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CORPORATE GOVERNANCE

BOARD RESPONSIBILITIES

The Board is responsible for overseeing the affairs of the Company to generate sustainable long-term value for our shareholders and does so through oversight of the Company’s (1) strategy and performance, (2) management, including succession planning, (3) risk management program, (4) compliance and ESG programs, and (5) other corporate governance practices, including shareholder engagement.

The Board believes that effective oversight is best achieved through (1) having the right combination of people on the Board, (2) an effective Board leadership and committee structure, and (3) effective Board practices. The Board continually reassesses the composition of the Board, the Board’s leadership and structure, and its governance practices and believes that the continuing directors, along with the director nominees, together have a complementary and diverse set of skills, backgrounds, experiences, and perspectives to constitute an effective Board; and furthermore, that the Board’s leadership and committee structure, as well as its governance practices, are effective. See “Board Composition” below and “Election of Class III Directors (Proposal No. 1)” on page 8 for more information about the composition of the Board; see “Board Leadership and Structure” on page 16 for more information about the Board’s leadership structure and its committees; and see “Board Practices” on page 20 for more information about the Board’s governance practices.

BOARD COMPOSITION

The Board and its Compensation and Governance Committee (in this “Corporate Governance” section, the “Committee”) are committed to ensuring that the Board possesses the right diversity of backgrounds, skills, experience, and perspectives to constitute an effective Board. The Committee is responsible for developing the criteria for, and reviewing periodically with the Board, the skills and characteristics of nominees, as well as the composition of the Board as a whole. These criteria include independence, diversity, age, skills, tenure, and experience in the context of the needs of the Board. The Committee also considers a number of other factors, including the ability to represent all shareholders without a conflict of interest; the ability to work in and promote a productive environment; sufficient time and willingness to fulfill the substantial duties and responsibilities of a director; a high level of character and integrity; broad professional and leadership experience and skills necessary to effectively respond to complex issues encountered by a publicly traded company; and the ability to apply sound and independent business judgment.

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    CORPORATE GOVERNANCE

▶ BOARD COMPETENCIES AND EXPERIENCE

The Board believes that it has the right mix of qualifications, skills, experience, and perspectives that allow it to fulfill its responsibilities, including overseeing management’s execution of the Company’s corporate strategy, which is designed to create long-term shareholder value. The information below shows how the Board’s collective qualifications, skills, and experience relate to the Company’s corporate strategy. For biographical information regarding each of our directors and their individual qualifications, skills, and experience see, “Election of Class III Directors (Proposal No. 1)” beginning on page 8.

Long-Term Strategy for Value Creation	Strategic Competencies and Experience	Corporate Governance Competencies and Experience

• Retail merchandising & operations

• Apparel merchandising & design

• E-commerce and omni-channel retailing

• Business development & strategic planning

• Supply chain

• International and franchise operations

• Technology development and management experience

• Data analytics

• Leadership development

• Accounting, finance, and capital structure

• Investor relations

• Executive compensation

• Mergers and acquisitions

• Executive leadership of complex organizations

• ESG matters

• Corporate governance and public company board practices

• Risk management

• Succession planning

ENGAGE Our Customers and Acquire New Ones

X-ECUTE With Precision to Accelerate Sales and Profitability

PRODUCT First

REINVIGORATE our Brand

▶ BOARD DEMOGRAPHICS AND REFRESHMENT

As previously noted, in addition to ensuring that the Board collectively has a diverse set of competencies, experience, and perspectives, the Committee and Board also consider independence, as well as diversity, age, and tenure. The charts below show certain demographic information about our Board as of April 18, 2022.

The Board does not believe it should establish term limits or age limits for service of directors because such limits may disadvantage the Company and the Board by causing loss of the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. To assure the appropriate balance between members with new and different perspectives and those with a deep understanding of the Company built up over many years, the Committee reviews a director’s continuation on the Board each time such director’s term of office expires. The Board believes that together these practices are effective at ensuring an appropriate balance between experience and a fresh perspective on the Board.

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    CORPORATE GOVERNANCE

▶ IDENTIFYING AND EVALUATING DIRECTOR CANDIDATES

The Committee is responsible for identifying, recruiting, and recommending candidates for the Board and is responsible for reviewing and evaluating any candidates recommended by shareholders.

The following shows our nomination process for candidates to our Board:

Conduct a Needs Assessment

The Committee determines the director skills, experience, and attributes needed for the Board to exercise effective oversight of the Company. The Committee assesses the skills, experience, and attributes of existing directors against desired director skills, experience, and attributes to identify any skills, experience, and attributes that would strengthen the collective skills and experience of the Board.

Develop a New Director Profile
The Committee develops a profile that sets forth the skills, experience, and attributes desired for the new director, which satisfies the needs identified in the needs assessment.

Identify New Director Candidates
The Committee may identify new director candidates through professional search firms, professional networks of sitting directors, and nominations suggested by shareholders.

Selection of New Director
The Committee makes a recommendation to the Board based on an initial round of interviews, reference checks, and a final round of interviews with all directors.

Due Diligence and Onboarding

Once due diligence is performed and the nominee is appointed to the Board, the Company provides a robust onboarding program which includes a full day of in-person meetings with senior leadership at the Company’s headquarters and participation in a multi-day new director education program for first-time directors.

The Committee considers all director candidates, including candidates proposed by shareholders in accordance with our Bylaws, based on the same criteria. As noted above, the Committee may engage third party search firms to identify potential director nominees.

BOARD LEADERSHIP AND STRUCTURE

▶ LEADERSHIP STRUCTURE

Ms. Mangum has served as the Company’s independent Chairman since assuming the role at our 2016 Annual Meeting of Shareholders. The independent Chairman’s roles and responsibilities include: (1) establishing the Board agendas and schedules to confirm that appropriate topics are reviewed and sufficient time is allocated to each; (2) providing input to the CEO with respect to the information provided to the Board; (3) serving as a liaison between the independent directors and the CEO; (4) presiding at the executive sessions of independent directors; (5) facilitating communications and coordination of activities among the committees as appropriate; and (6) approving and coordinating the retention of advisors and consultants to the Board.

Our Corporate Governance Guidelines provide that the roles of Chairman and CEO may be separated or combined. The Board exercises its discretion in combining or separating these positions as it deems appropriate. The Board believes that the combination or separation of these positions should be considered as part of the succession planning process. In the event that the Chairman is not independent, the Board believes that it is beneficial for the independent directors to appoint an independent Lead Director. Currently, the Board believes that having an independent Chairman best serves the Board in its oversight role.

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    CORPORATE GOVERNANCE

▶ BOARD COMMITTEES

The Board has two standing committees: an Audit Committee and a Compensation and Governance Committee. The composition and leadership of these committees are shown in the table below. In the future, the Board may establish other committees, as it deems appropriate, to assist it with its responsibilities. The committees report to the Board as they deem appropriate and as the Board may request. Each standing committee operates under a charter that has been approved by the Board and each is comprised solely of independent directors.

Board Member	Audit Committee	Compensation and Governance Committee
Michael Archbold	▲	—
Terry Davenport	—	X
Michael F. Devine	X	—
Karen Leever	—	X
Patricia E. Lopez	X	—
Antonio Lucio	—	X
Mylle Mangum	X	X
Peter Swinburn	—	▲

▲	Chair of the committee

Audit Committee

Audit Committee Responsibilities

  The Audit Committee is responsible for, among other matters:

•  appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

•  reviewing the independent registered public accounting firm’s independence from management;

•  reviewing with our independent registered public accounting firm the scope and results of their audit;

•  approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;

•  overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements, including related disclosures, that the Company files with the SEC, as well as earnings releases, earnings guidance, and non-GAAP measures;

•  reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

•  establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters;

•  reviewing and approving known related person transactions;

•  reviewing internal audit activities and reports; and

•  assisting the Board in its oversight of the Company’s risk management program, including regularly reviewing the Company’s risk portfolio, management’s process for identifying risks, and the steps management has taken to monitor and control such risks.

The Audit Committee also prepares the Audit Committee Report that SEC rules require to be included in our annual proxy statement. This report is on page 62 of this proxy statement.

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    CORPORATE GOVERNANCE

Audit Committee Meetings

The Audit Committee met eight times in 2021. The Audit Committee generally has eight regularly scheduled meetings per year and has an opportunity at each meeting to speak with the lead audit partner from the Company’s independent registered public accounting firm, as well as the Company’s director of internal audit, without any other members of management present. In addition, the Audit Committee Chair has regularly scheduled teleconferences with each of the Company’s Chief Financial Officer and the lead audit partner from the Company’s independent registered public accounting firm.

Audit Committee Practices

At the end of each quarter, the Audit Committee reviews and discusses with management and the Company’s independent registered public accounting firm the Company’s financial results, press releases concerning the Company’s financial performance and earnings estimates, any significant control deficiencies identified and steps management has taken or plans to take to remediate the deficiencies, significant estimates and proposed adjustments to the financial statements, reports to the Company’s ethics hotline, internal audit activities and reports, risk management activities, and the results of the independent registered public accounting firm’s review or audit of the Company’s financial statements, among other things.

Each year the Audit Committee evaluates the performance of the Company’s independent registered public accounting firm and considers whether it is in the best interests of the Company and its shareholders to engage the firm for another year. As part of its evaluation, the Audit Committee considers the qualifications of the persons who will be staffed on the Company’s engagement, including the lead audit partner, quality of work, firm reputation, independence, fees, retail experience, and understanding of the Company’s financial reporting processes, policies, and procedures. The Audit Committee solicits feedback from management as part of its evaluation process.

Audit Committee Independence and Expertise

The Board has affirmatively determined that each of our Audit Committee members (1) meets the definition of “independent director” for purposes of serving on the Audit Committee under both Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE listing rules, and (2) qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Audit Committee Charter

The Audit Committee Charter may be viewed on the “Corporate Governance” page in the Investor Relations section of our website at www.express.com/investor. We will also provide a copy of the charter in print without charge upon written request delivered via email to IR@express.com or by mail to Express, Inc., 1 Express Drive, Columbus, OH 43230, Attention: Investor Relations.

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    CORPORATE GOVERNANCE

Compensation and Governance Committee

Compensation and Governance Committee Responsibilities

  The Compensation and Governance Committee is responsible for, among other matters:

•  overseeing the overall performance evaluation process for the CEO;

•  reviewing and approving key employee compensation goals, policies, plans, and programs;

•  reviewing and approving corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of these goals and objectives;

•  reviewing and approving, in consultation with or with the approval of the independent directors of the Board, compensation arrangements for the CEO;

•  reviewing the performance of and approving compensation arrangements for executive officers other than the CEO;

•  reviewing and approving employment agreements and other similar arrangements between the Company and its executive officers;

•  reviewing and recommending to the Board, in consultation with the Committee’s independent compensation consultant, compensation arrangements for the independent directors;

•  overseeing management’s administration of Company benefit plans and policies, including incentive compensation plans;

•  reviewing the Company’s compensation program to ensure it is appropriate and does not incentivize unnecessary and excessive risk taking;

•  identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•  reviewing shareholder proposals and making recommendations to the Board regarding proposals;

•  overseeing the annual self-evaluation process for the Board and its committees;

•  overseeing ESG matters and making recommendations to the Board regarding plans and progress against key initiatives;

•  overseeing the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and

•  developing and recommending to the Board a set of corporate governance guidelines and principles applicable to the Company.

The Compensation and Governance Committee also prepares the Compensation and Governance Committee Report that SEC rules require to be included in our annual proxy statement. This report is on page 47 of this proxy statement.

Compensation and Governance Committee Independence

The Board has affirmatively determined that each of our Compensation and Governance Committee members meets the definition of “independent director” for purposes of serving on the Compensation and Governance Committee under both Rule 10C-1 of the Exchange Act and the NYSE listing rules.

Compensation and Governance Committee Meetings

The Compensation and Governance Committee met six times in 2021. The Compensation and Governance Committee generally has six regularly scheduled meetings per year and has an opportunity at each meeting to speak with the Compensation and Governance Committee’s independent compensation consultant.

Compensation and Governance Committee Practices

See “Executive Compensation—Compensation Discussion & Analysis—Executive Compensation Practices” on page 43 for additional information about the Compensation and Governance Committee’s practices.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation and Governance Committee has been an officer or employee of the Company. No interlocking relationships exist between the members of the Board or Compensation and Governance Committee and the board of directors or compensation committee of any other company.

Compensation and Governance Committee Charter

The Compensation and Governance Committee Charter may be viewed on the “Corporate Governance” page in the Investor Relations section of our website at www.express.com/investor. We will also provide a copy of the charter in print without charge upon written request delivered via email to IR@express.com or by mail to Express, Inc., 1 Express Drive, Columbus, OH 43230, Attention: Investor Relations.

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    CORPORATE GOVERNANCE

BOARD PRACTICES

▶ STRATEGY OVERSIGHT

The Board has deep experience in the area of strategy and business development, with much of that experience gained in the retail sector. At least once per year, the Board and management engage in an in-depth discussion and align on the Company’s corporate strategy which is designed to create long-term shareholder value and serves as the foundation upon which goals are established and decisions are made. Short and medium term objectives are developed to support achievement of the long-term strategy and the Board monitors management’s progress against such objectives.

▶ RISK OVERSIGHT

Full Board

The Board, with the assistance of the Audit Committee and the Compensation and Governance Committee, oversees our enterprise risk management (“ERM”) program. Our ERM program is designed to enable effective identification and management of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making.

The Board is kept informed of the committees’ risk oversight and related activities primarily through reports of the committee chairs to the full Board. The Board also receives a comprehensive report from management on the ERM program at least annually. In addition, the Audit Committee escalates issues relating to risk oversight to the full Board as appropriate to ensure that the Board is appropriately informed of developments that could affect our risk profile or other aspects of our business. The Board also considers specific risk topics in connection with strategic planning and other matters.

The Audit Committee

The Audit Committee oversees management’s implementation of the ERM program, including regularly reviewing our enterprise risk portfolio, management’s process for identifying risks, and steps management has taken to monitor and control enterprise risks.

The Compensation and Governance Committee

The Compensation and Governance Committee is responsible for risk oversight as it relates to our compensation policies and practices and governance structure and processes.

Management

Management has day-to-day responsibility for the Company’s ERM program. As part of its responsibilities, management continuously identifies and monitors the Company’s enterprise risks, develops and reviews risk response plans, and takes steps to control risk where appropriate.

Management’s responsibilities are carried out by a cross-functional Risk Committee which includes our President and Chief Operating Officer, Chief Legal Officer, Chief Financial Officer, Chief Information Officer, Chief Human Resources Officer, and Director of Internal Audit.

▶ MANAGEMENT OVERSIGHT AND SUCCESSION PLANNING

As part of its management oversight responsibilities, the Board assesses whether the Company has the management talent needed to successfully pursue the Company’s strategy, monitors management’s execution of the Company’s strategy, and provides advice to management as a strategic partner. The Board believes that open communications between the Board and management play a key role in effective oversight. Accordingly, in addition to formal meetings, individual directors and members of management engage in frequent dialogue concerning the Company in between meetings.

The Board is responsible for succession planning for the CEO position and for monitoring and advising on management’s succession planning for other executive officers and key contributors. The Board reviews and discusses succession plans for the CEO position and the Company’s other executive officers and key contributors at least once annually, usually as part of the annual talent review of the executive leadership and key contributors in the Company. As part of the annual talent review process, the CEO shares their evaluation of the executive leadership in the business and makes recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. Directors become familiar with potential successors for key management positions through various means, including annual talent reviews, presentations to the Board, and communications outside of meetings.

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    CORPORATE GOVERNANCE

▶ COMPLIANCE OVERSIGHT

The Board is committed to ensuring that the Board and the management team together cultivate a high-performing, collaborative corporate culture that emphasizes the importance of acting according to high ethical standards and in compliance with legal requirements. The Board receives a compliance update each quarter from the Company’s Chief Legal Officer who has day-to-day oversight responsibilities for the Company’s compliance program. On an annual basis, the Board reviews with management the Company’s top compliance risks based on an updated risk assessment, steps management is taking to reduce compliance risk, and key compliance initiatives for the upcoming year.

▶ CYBERSECURITY RISK OVERSIGHT

In addition, the Board oversees the Company’s Information Risk and Resilience program. In order to respond to the threat of security breaches and cyberattacks, we have developed a program, overseen by the Company’s Chief Technology Officer, the Head of Information Security and our Information Security Office, that is designed to protect and preserve the confidentiality, integrity and continued availability of all information owned by, or in the care of, the Company. This program also includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of any material cybersecurity incident. The Audit Committee, which is tasked with oversight of certain risk issues, including cybersecurity, receives reports from the Head of Information Security, the Chief Technology Officer and the Global Head of Operational Risk throughout the year. The Board and the Audit Committee also receive updates about the results of annual readiness assessments led by outside advisors who provide a third-party independent assessment of our technical program and our internal response preparedness. The Audit Committee regularly briefs the full Board on these matters, and the full Board also receives periodic briefings on cyber threats to enhance our directors’ literacy on cyber issues.

▶	ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) MATTERS

Environmental, social and governance (ESG) matters, which include respect for our communities, the environment and human rights, influence our ability to create long-term shareholder value. The Compensation and Governance Committee maintains oversight over ESG matters and makes recommendations to the Board regarding key initiatives. We believe these initiatives, which are incorporated in Board discussions throughout the year, are critical to all our Company’s stakeholders, including our employees, customers and shareholders.

To extend the reach and impact of our commitment, we require our product suppliers in our direct supply chain to follow strict ethical labor standards as outlined in our Supplier Code of Conduct.

In 2021, we created our Express Together strategy:

“Together, we can build a better world where we all have the confidence to express ourselves and where everyone is welcome. A world where we create opportunities for all and support communities of all kinds. A world where we look after this planet we call home. We are better together. We are stronger together. Our future is brighter together.”

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    CORPORATE GOVERNANCE

Our Express Together strategy includes the following goals, which we developed in 2021:

DIVERSITY, EQUITY & INCLUSION

Seek out, respect and embrace different experiences, approaches and points of view. Our goals:

•  Expand awareness, education and dialogue initiatives to reflect our leader-led, associate-driven model and make progress.

•  Build upon the existing diversity of our workforce

•  Deepen DE&I awareness and understanding across the organization

•  Foster ongoing dialogue between leaders and associates

•  Extend our influence and impact beyond our workforce

GIVING & MENTORING

Offer opportunities and resources for every generation. Our goals:

•  Support our Dream Big Project through fundraising and awareness

•  Raise $1,000,000 for Big Futures and other important Big Brothers Big Sisters (BBBS) initiatives that ignite the power and promise of youth

•  Volunteer 100,000 hours through Express employee mentorship and additional opportunities

•  Develop greater impact through associate engagement and amplification

CONSCIOUS SOURCING & PRODUCT

Make better choices through our products and practices. Our goals by 2026:

•  75% of our denim will be made using some conscious materials

•  20% of our fabrics will be consciously sourced

•  50 million gallons of water will be conserved

▶ COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties may contact an individual director, including the independent Chairman, the Board as a group, or a specified Board committee or group, including the independent directors as a group, at the following address: Office of the Corporate Secretary, Express, Inc., 1 Express Drive, Columbus, OH 43230 Attn: Board of Directors. Any correspondence should clearly indicate whether the correspondence is intended for an individual director, the Board as a group, or a specified committee or group of directors.

All such reports or correspondence will be forwarded to the appropriate director or group of directors as indicated on the correspondence unless the correspondence is of a trivial nature, irrelevant to the Board’s responsibilities, or already addressed by the Board. A report will be made to the Audit Committee of all communications to the Board, and all such correspondence is made available to all directors.

▶ BOARD MEETINGS

The Board held a total of six meetings during 2021. Each director attended at least 75% of Board meetings held during the year, as well as at least 75% of meetings of the committees on which he or she served during 2021. Directors are expected to attend our annual meetings of shareholders. All then-serving directors attended our 2021 annual meeting of shareholders, which was held virtually via a live webcast.

The independent directors are given an opportunity to meet in executive session at each Board meeting and do so routinely.

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    CORPORATE GOVERNANCE

▶ CORPORATE GOVERNANCE PRINCIPLES

The Board has adopted policies and procedures to ensure effective governance of Express. Our Corporate Governance Guidelines may be viewed on the “Corporate Governance” page in the Investor Relations section of our website at www.express.com/investor. We will also provide the Corporate Governance Guidelines in print without charge upon request by telephone at (888) 423-2421, via email to IR@express.com, or via mail delivered to Express, Inc., 1 Express Drive, Columbus, OH 43230, Attention: Investor Relations.

The Compensation and Governance Committee reviews our Corporate Governance Guidelines from time to time as necessary, but no less than annually, and may propose modifications to the principles and other key governance practices from time to time for adoption by the Board. The Board most recently updated our Corporate Governance Guidelines in June 2021.

▶ DIRECTOR ELECTION STANDARDS

Our Bylaws and Corporate Governance Guidelines provide for a majority voting standard in uncontested director elections. Therefore, in uncontested director elections, a director nominee must receive more votes cast for than against their election to be elected to the Board. The Board expects a director to tender their resignation if they fail to receive the required number of votes for election or re-election.

The Company has a classified Board, with each class of directors serving three-year terms. Our certificate of incorporation provides that, subject to any rights applicable to any then-outstanding preferred stock, the Board shall consist of such number of directors as is determined from time to time by resolution adopted by a majority of the total number of authorized directors, whether or not there are any vacancies in previously authorized directorships. Subject to any rights applicable to any then-outstanding preferred stock, any vacancies resulting from an increase in the size of the Board or otherwise must be filled by the directors then in office unless otherwise required by law or by a resolution passed by the Board. The term of office for each director will be until their successor is elected at an annual meeting of shareholders or their death, resignation, or removal, whichever is earliest to occur. Any additional directorships resulting from an increase in the size of the Board will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

▶ BOARD EVALUATIONS

The Board conducts a comprehensive annual self-evaluation to determine whether it and its committees are functioning effectively and to identify potential areas of improvement. The evaluation process includes written questionnaires and one-on-one interviews with each director. The Chairman shares a summary of the results with the full Board and action plans are created to address identified improvement opportunities.

▶ OUTSIDE BOARD MEMBERSHIPS

Our Corporate Governance Guidelines provide that directors should not serve on more than four other public company boards. Directors are expected to advise the Chairman in advance of accepting an invitation to serve on another public company board or for-profit private company board and before accepting an assignment to any other public company’s audit or compensation committee. No director may serve as a director, officer, or employee of a competitor of ours.

▶ CODE OF CONDUCT

Our Code of Conduct serves as the foundation for our compliance program and sets forth the ethical standards, legal requirements, and other policies we expect our directors, officers, and associates to comply with at all times. Shareholders may access a copy of our Code of Conduct on the “Corporate Governance” page in the Investor Relations section of our website at www.express.com/investor. We will also provide the Code of Conduct in print without charge upon request by telephone at (888) 423-2421, via email to IR@express.com or via mail delivered to Express, Inc., 1 Express Drive, Columbus, OH 43230, Attention: Office of the Corporate Secretary.

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    CORPORATE GOVERNANCE

We will promptly disclose any waivers of our Code of Conduct involving our directors or executive officers. We intend to satisfy any disclosure requirements regarding any amendment or waiver of our Code of Conduct by posting the information on the “Corporate Governance” page of our website which can be found at www.express.com/investor.

▶ RELATED PERSON TRANSACTIONS

Under our current Related Person Transaction policy, a “Related Person Transaction” is any transaction, arrangement, or relationship between us or any of our subsidiaries and a Related Person where the amount involved exceeds $120,000 and the Related Person has or will have a direct or indirect material interest. A “Related Person” is any of our executive officers, directors, director nominees, any shareholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock, any immediate family member of any of the foregoing persons, and any firm, corporation, or other entity in which any of the foregoing persons is an executive officer, a partner or principal, or in a similar position, or in which such person has a 5% or greater beneficial ownership interest in such entity.

All Related Person Transactions must be approved or ratified by a majority of the disinterested directors on the Board or a designated committee thereof consisting solely of disinterested directors in accordance with our Related Person Transaction Policy. In approving any Related Person Transaction, the Board or the committee must determine that the transaction is on terms no less favorable in the aggregate than those generally available to an unaffiliated third-party under similar circumstances.

Since January 31, 2021, there has not been, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any Related Person had or will have a direct or indirect interest.

DIRECTOR COMPENSATION

▶ OVERVIEW

Non-employee directors receive compensation for Board service, which is designed to fairly compensate them for their time and effort, be competitive with the market, and align their interests with the long-term interests of our shareholders. Employee directors receive no compensation for Board service. The Compensation and Governance Committee, together with its independent compensation consultant, periodically review the form and amount of director compensation and recommend changes to the Board, as appropriate. As part of its review, the Compensation and Governance Committee considers how the Company’s director compensation program compares to the programs at the peer companies we refer to in the executive compensation setting process. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Practices—The Role of Peer Companies and Benchmarking” beginning on page 43 for more information about our peer companies. The Compensation and Governance Committee believes that director compensation should be competitive with the market and geared towards attracting and retaining highly-qualified independent professionals to oversee the Company and represent the interests of the Company’s shareholders.

▶  NON-EMPLOYEE DIRECTOR COMPENSATION

The annual cash retainers for our non-employee directors in 2021 are shown in the following table.

Annual Retainer Type	2021 Annual Retainer Amount
Non-Employee Director	$75,000
Committee Service	$10,000
Chairman	$100,000
Audit Committee Chair	$20,000
Compensation and Governance Committee Chair	$20,000

Non-employee directors also receive equity grants on an annual basis. In 2021, non-employee directors were granted restricted stock units that had a fair value of approximately $125,000 on the date of grant and that vest on June 15, 2022, subject to

24

    CORPORATE GOVERNANCE

continued service. The Company’s non-employee Chairman was entitled to an additional grant of restricted stock units that had a fair value of approximately $40,000 on the date of grant and that vest on June 15, 2022 subject to continued service. All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with their Board service.

Reasonable Individual Compensation Limitations for Non-Employee Directors

Under the Second Amended and Restated Express, Inc. 2018 Incentive Compensation Plan (the “Plan”), the aggregate value of all compensation paid or granted to any individual for service as a non-employee director during any calendar year, including awards granted under the 2018 Plan and cash fees paid by us, will not exceed $600,000, calculating the value of any awards granted during such calendar year based on the grant date fair value of such awards for financial reporting purposes, other than with respect to any special compensation paid to any non-employee director for their service as Chairman of the Board.

▶ DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board has director stock ownership guidelines which call for non-employee directors to own an amount of our common stock equal to five times their annual cash retainer. Directors have five years to meet the guidelines. Under these guidelines, directors are generally not permitted to sell any shares of our common stock until they achieve the ownership guideline and thereafter are only permitted to sell shares to the extent that such sale would not cause the director to fall below the ownership guideline. To avoid fluctuating ownership requirements, once a director has achieved the applicable stock ownership guideline, he or she is considered to have satisfied the guideline, provided that the shares used to meet the underlying requirement are retained. As of the end of fiscal 2021, all non-employee directors have met or are on track to meet the stock ownership guidelines.

▶ 2021 DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding compensation earned for each of our non-employee directors in fiscal 2021.

Director(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)(5)	Total ($)
Michael Archbold	105,000	124,998	229,998
Terry Davenport	85,000	124,998	209,998
Michael F. Devine	85,000	124,998	209,998
Karen Leever	85,000	124,998	209,998
Antonio Lucio(2)	24,725	64,726	89,451
Mylle Mangum	195,000	165,002	360,002
Winnie Park(3)	85,000	124,998	209,998
Peter Swinburn	105,000	124,998	229,998

(1)	Mr. Baxter did not receive compensation for service on the Board.

(2)	Mr. Lucio was appointed to the Board effective December 2, 2021.

(3)	Ms. Park resigned from the Board effective January 7, 2022, on which date her unvested restricted stock units were forfeited.

(4)

Reflects the aggregate grant date fair value of restricted stock units. These values have been determined based on the assumptions and methodologies set forth in Note 8 of the Company’s financial statements included in our Annual Report. These amounts do not represent the actual amounts paid to or received by the named director during 2021. No stock options were granted to any of the Company’s non-employee directors in 2021.

(5)

The aggregate restricted stock units outstanding as of April 18, 2022 are as follows: Mr. Archbold (21,891 restricted stock units); Mr. Davenport (21,891 restricted stock units); Mr. Devine (21,891 restricted stock units); Ms. Leever (21,891 restricted stock units); Mr. Lucio (20,354 restricted stock units); Ms. Mangum (28,897 restricted stock units); and Mr. Swinburn (21,891 restricted stock units).

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	25

EXECUTIVE OFFICERS

The following table sets forth the names, ages, and titles of our executive officers as of the Record Date:

Name	Age	Position
Timothy Baxter	52	Chief Executive Officer
Matthew Moellering	55	President and Chief Operating Officer
Malissa Akay	45	Executive Vice President and Chief Merchandising Officer
Sara Tervo	46	Executive Vice President and Chief Marketing Officer
Jason Judd	45	Senior Vice President, Chief Financial Officer and Treasurer

Our executive officers are appointed by the Board and serve until their successors have been duly elected and qualified or their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Set forth below is a description of the background of the persons named above, other than Mr. Baxter, whose background information is provided in “Election of Class III Directors (Proposal No. 1)” on page 8.

Matthew Moellering has served as our President and Chief Operating Officer since September 2019, and served as our Interim Chief Financial Officer from October 2021 to April 2022. He also served as Interim President and Interim Chief Executive Officer from January 2019 to June 2019. Prior to his current role, he was Executive Vice President and Chief Operating Officer from 2011 to 2019; Executive Vice President, Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary from 2009 until 2011, Senior Vice President, Chief Financial Officer, Treasurer and Secretary from 2007 until 2009, and Vice President of Finance from 2006 until 2007. Before joining Express, he served in various roles with Limited Brands, Inc. (later known as L Brands, Inc.) from 2003 until 2006, including Vice President of Financial Planning. Mr. Moellering also served in various roles with Procter and Gamble where he was employed from 1995 until 2003 and prior to that he served as an officer in the United States Army. Mr. Moellering serves on the board of directors of L.L.Bean, Inc., which is a privately held company.

Malissa Akay has served as our Executive Vice President and Chief Merchandising Officer since September 2019. Ms. Akay joined Express from Lane Bryant (part of Ascena Retail Group, Inc.), where she most recently served as Executive Vice President and General Merchandise Manager from 2018 to 2019 and as Senior Vice President and General Merchandise Manager from 2016 to 2017. Prior to that, Ms. Akay served in various roles with Ralph Lauren from 2012 until 2016 including Chief Merchandising Officer, Polo Accessories, and Senior Vice President, Merchandising, Planning and Allocation and Visual Merchandising. Previously, Ms. Akay spent 13 years with DFS Group where she held merchandising leadership positions across multiple categories.

Sara Tervo has served as our Executive Vice President and Chief Marketing Officer since September 2019. Ms. Tervo joined Express from Justice (part of Ascena Retail Group, Inc.), where she was Executive Vice President and Chief Marketing Officer from 2016 to 2019. Prior to that Ms. Tervo held multiple leadership positions with Limited Brands, Inc. (later known as L Brands, Inc.) from 1998 to 2016 across marketing, creative services and public relations, including Executive Vice President, Marketing for Victoria’s Secret and Senior Vice President, Marketing for PINK.

Jason Judd has served as our Senior Vice President, Chief Financial Officer and Treasurer since April 2022. Mr. Judd joined Express from Big Lots, Inc., where he served as Senior Vice President, Corporate Finance & Treasurer since October 2019. Before joining Big Lots, Inc., Mr. Judd served as Chief Financial Officer and Senior Vice President from February 2016 to October 2019, and as Chief Financial Officer and Vice President from July 2015 to February 2016, of Justice (part of Ascena Retail Group, Inc.). Prior to that, Mr. Judd served as Associate Vice President of Finance of Victoria’s Secret Stores from June 2011 to May 2015. Mr. Judd has been a member of the Park National Bank board of directors and the Park National Corporation board of directors since January 2019.

26

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

2021 Named Executive Officers

This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (our “NEOs”) for 2021, who are listed below:

Name	Position
Timothy Baxter	Chief Executive Officer
Matthew Moellering	President, Chief Operating Officer and Interim Chief Financial Officer*
Malissa Akay	Executive Vice President and Chief Merchandising Officer
Sara Tervo	Executive Vice President and Chief Marketing Officer
Periclis (“Perry”) Pericleous	Former Senior Vice President, Chief Financial Officer and Treasurer

*

Effective April 4, 2022, Jason Judd was appointed as our Senior Vice President, Chief Financial Officer and Treasurer, and Mr. Moellering ceased to serve as our Interim Chief Financial Officer. Mr. Moellering continues to serve as our President and Chief Operating Officer.

▶  Executive Summary

The Compensation and Governance Committee (the “Committee”) focused this year on promoting alignment of our executive compensation program with the Company’s efforts to recover from the impacts of the pandemic on the business and successfully execute the EXPRESSway Forward strategy to drive value for our shareholders. We believe our fiscal 2021 compensation program motivated and retained our high-caliber executive team while placing emphasis on the financial performance metric that the Committee believes is a key driver to achieve long-term, profitable growth.

The Company launched the EXPRESSway Forward strategy in January 2020 and the pandemic struck very early in the Company’s transformation. Despite the challenges imposed on the Company and the retail sector in general, our high performing executive team successfully laid down the foundational elements of our strategy amid unprecedented disruption. Recognizing a need to reward executives for their extraordinary efforts in 2020, the Committee provided our executives with a transformation and business continuity cash award in February 2021, which was subject to repayment in the event of a voluntary termination on or prior to the one-year anniversary of the payout. These payments helped to retain our strong executive leadership team so that they could continue to advance the Company’s EXPRESSway Forward strategy, which we believe will enhance shareholder value over the long-term.

In the beginning of 2021, the Committee selected Adjusted EBITDA as the sole financial performance metric for the 2021 Spring short-term incentive program, measured over a six-month period that corresponds to the traditional Spring retail selling season. At the same time, the Committee also selected three-year Adjusted EBITDA as the financial performance metric for the 2021 long-term performance-based awards, based on challenging three-year goals. At this critical point in the Company’s transformation, the Committee believes that cash flow to fund operations is a key driver of the Company’s turnaround and future success and its ability to create long-term, profitable growth, and also believes that Adjusted EBITDA focuses on the operational aspect of the business from a cash generation standpoint. In mid-2021, this metric was selected as the financial performance metric for the 2021 Fall short-term incentive program as well. “Adjusted EBITDA” means the Company’s earnings before interest, taxes, depreciation, and amortization calculated in accordance with GAAP and excluding the impact of non-core operating items.

The Committee established rigorous Adjusted EBITDA goals based on the performance during prior comparable periods and with significant uncertainty regarding the continuing impact of COVID-19 on the retail industry, supply chains and consumer spending patterns. The goals were expected to incentivize the executive leadership team to execute on the Company’s operational priorities and long-term business plan while the impact of the pandemic on the Company’s business was uncertain. The short-term goals focus on Adjusted EBITDA over a one-year period, while the long-term goals incentivize sustained Adjusted EBITDA performance over a three-year period. The Committee believes that using Adjusted EBITDA goals for both the short-term and long-term incentive programs for 2021 appropriately incentivizes our executives to drive the Company’s transformation in the short-term and to create long-term shareholder value during a period of continued uncertainty.

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	27

    EXECUTIVE COMPENSATION

In an operating environment challenged by the pandemic, Express delivered strong performance for its stakeholders, including $65 million in EBITDA, which represents significant growth after a year of losses. In 2021, we also achieved strong net sales growth over the prior year and a return to positive operating income, operating cash flow and free cash flow. Beginning in the second quarter of 2021, we also achieved consolidated comparable sales growth compared to pre-pandemic periods in 2019. We are well positioned in 2022 to continue to advance the Company’s EXPRESSway Forward strategy with a high performing executive leadership team in place to drive our transformation across each one of our four strategic pillars (Product, Brand, Customer, Execution).

For more information about compensation program decisions made in 2021 by the Committee, please refer to “2021 Compensation Highlights” on page 30.

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    EXECUTIVE COMPENSATION

2021 Business Performance

Key Financial Results

During the fiscal year ended January 29, 2022, Express delivered strong financial results, even with the ongoing impact of COVID-19 on our business.

Net Sales	Comparable Sales
Consolidated net sales increased 55% to approximately $1.9 billion in 2021 from approximately $1.2 billion in 2020.	Consolidated comparable sales increased by 37% in 2021 compared to 2020. While compared to 2019, consolidated comparable sales decreased by 2%, in the combined second, third and fourth quarter period, comparable sales increased 3% compared to the same combined period in 2019.

Operating Income Operating income increased to $0.8 million in 2021 compared to a loss of $455.2 million in 2020.	EBITDA* EBITDA increased to approximately $65 million in 2021 compared to EBITDA of approximately $(385) million in 2020.

Operating Cash Flow/

Free Cash Flow*

Operating cash flow improved to approximately $89 million for the full year ended January 29, 2022, compared to approximately $(324) million for the full year ended January 30, 2021.

Free cash flow improved to approximately $55 million for the full year ended January 29, 2022, compared to approximately $(340) million for the full year ended January 30, 2021.

*	Refer to Appendix A for more information regarding the following non-GAAP financial measures: EBITDA and free cash flow.

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    EXECUTIVE COMPENSATION

2021 Compensation Highlights

Our executive compensation program for 2021 was designed to align executive compensation with the Company’s efforts to recover from the impacts of the COVID-19 pandemic on the business and successfully execute the EXPRESSway Forward strategy. In 2021:

•  CEO Target Pay Opportunity Established Between 25th Percentile and Median Level of our Peer Group: Mr. Baxter’s target pay opportunity of $6.5M, which was established in 2019 between the 25th percentile and median level of our peer group at the time, remained the same for 2020 and 2021.

•  CEO Target Compensation Package Reinforces Pay-for-Performance: 52% of Mr. Baxter’s target compensation package was composed of performance-based short-term cash incentives and long-term equity incentives. The performance-based short-term and long-term incentives for both Mr. Baxter and other executives continued to include challenging performance targets so that realizable compensation reflects business performance. See “What We Pay And Why: Elements of Compensation” on page 34 for more information about the variable components of Mr. Baxter’s compensation package.

•  Short-Term Incentive Program Updated to Focus on Adjusted EBITDA as Key Driver of Financial Success: Under the Company’s short-term cash incentive program, the Committee determined to use EBITDA, subject to adjustments for extraordinary items (“Adjusted EBITDA”), as the financial performance metric for Spring and Fall 2021, with goals set significantly higher than the prior season’s results. The Committee eliminated an operational performance component and removed the threshold payout opportunity so that any financial performance below the target Adjusted EBITDA goal would result in no payout under the short-term program. Furthermore, maximum performance continued to be capped at 200% of target. See “What We Pay And Why: Elements of Compensation —Performance-Based Incentives—Short-Term Incentives” beginning on page 35 for more information regarding performance goals for the 2021 short-term performance-based cash incentive program.

•  Long-Term Performance Goals Established Based on Challenging Three-Year Adjusted EBITDA Achievement: In February 2021, given where the Company was in its turnaround, the Committee determined that cash flow would be a key driver of the Company’s turnaround, future success and long-term shareholder value creation. Accordingly, because Adjusted EBITDA focuses on the operational aspect of the business from a cash generation standpoint, the Committee determined to establish long-term performance targets based on Adjusted EBITDA. The three-year performance targets incentivize sustained performance over a longer period. The Committee established rigorous three-year 2021-2023 EBITDA goals at a time when significant uncertainty existed regarding the continuing impact of COVID-19 on the retail industry, as well as consumer spending patterns. The Committee believes that using Adjusted EBITDA goals for both the short-term and long-term incentive programs for 2021 will appropriately incentivize our executives to drive the Company’s transformation in the short-term and future success in the long-term to ultimately create shareholder value even during a period of continued uncertainty. See “What We Pay And Why: Elements of Compensation —Performance-Based Incentives—Long-Term Incentives— 2021 Modifications to Long-Term Incentive Award Program” on page 38 for more information about the 2021 long-term performance awards.

•  Transformation and Business Continuity Cash Awards Recognizing 2020 Challenges and Looking Forward to Growth: In February 2021, the Committee recognized a need to (i) reward executives for their extraordinary efforts in 2020 to overcome liquidity challenges and perform work to transform the brand and (ii) ensure the retention of the Company’s high caliber executive leadership team to advance the Company’s EXPRESSway Forward strategy and create shareholder value over the long-term. Based on these considerations, the Committee, in consultation with its independent compensation consultant, determined to provide executives with a transformation and business continuity cash award in an amount equal to 50% of each executive’s total target short-term performance-based cash incentive compensation opportunity for the 2020 fiscal year. The cash award was paid out to executives in February 2021. To promote the retention of our executive leadership team, each executive was required to repay the full amount of the cash award in the event of a voluntary termination on or prior to the one-year anniversary of the payout. See “What We Pay And Why: Elements of Compensation — Transformation and Business Continuity Cash Awards” on page 40 for more information about the basis for these one-time cash awards, including work accomplished in 2020 which laid the foundation for the Company’s strong performance in 2021.

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    EXECUTIVE COMPENSATION

2021 CEO Target Total Direct Compensation (“TDC”) Versus Summary Compensation Table TDC(1)

The table below shows the annual target total direct compensation package for our CEO as compared to Mr. Baxter’s 2021 annual total direct compensation as disclosed in the Summary Compensation Table on page 48 and explains differences between his target total direct compensation and compensation reported in the Summary Compensation Table.

Elements of Compensation	2021 CEO Annual Target TDC	2021 CEO Summary Compensation Table TDC
Base Salary	$1,000,000	$1,000,000	• There was no change in Mr. Baxter’s base salary level in 2021 versus 2020.
Incentive Compensation Opportunity at Target	$1,300,000	$2,600,000

•  Reflects that Adjusted EBITDA performance for the Spring and Fall seasons was achieved above the maximum performance goal and correspondingly, short-term cash incentive awards for the Spring and Fall seasons were paid out at 200% of target.

Annual Long-Term Incentive Opportunity	$4,200,000	$2,100,002

•  Reflects that 50% of Mr. Baxter’s 2021 long term incentive opportunity was delivered in the form of performance-based restricted stock units. The remaining 50% of long-term incentive awards was delivered in the form of time-based restricted cash awards to conserve shares, which is not included in the Summary Compensation Table until earned.

Cash-Based Awards Granted Prior to 2021	$0	$927,358

•  Reflects $277,358 in time-based restricted cash awards granted in March 2020 as part of our long-term incentive program, which do not get reported in the Summary Compensation Table until earned and $650,000 Transformation and Business Continuity Cash Award paid in 2021.

Total TDC	$6,500,000	$6,627,360

(1)

Total Direct Compensation is made up of base salary, short-term incentives, and long-term incentives, and excludes all other compensation set forth in the Summary Compensation Table on page 48 other than the 2021 payment of time-based restricted cash awards granted prior to 2021.

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	31

    EXECUTIVE COMPENSATION

Executive Compensation Objectives and Practices

Below we highlight the core objectives that serve as the foundation for our compensation program, the practices we have implemented to achieve those objectives, and practices we have not implemented because we do not believe they would serve the Company’s long-term interests.

Program Objective	What We DO:
Pay for Performance	✔

•  Variable Compensation. A significant portion of our executives’ compensation opportunity is variable and tied to the achievement of challenging financial performance targets. In 2021, 52% of CEO target total direct compensation was variable.

•  Short-Term and Long-Term Incentive Compensation with Challenging Performance Targets. 100% of our short-term cash incentive awards are subject to the achievement of challenging financial performance goals. One-half of our long-term incentive awards are also subject to the achievement of challenging financial performance goals that incentivize the creation of shareholder value. See “—Performance-Based Incentives—Short-Term Incentives” on page 35 for information regarding 2021 short-term performance targets and see “—Performance-Based Incentives—Long-Term Incentives” on page 37 for information about long-term performance targets.

•  Long-Term Incentive Awards. In 2021, we granted a mix of long-term incentives, comprised of 50% performance-based restricted stock units, and 50% time-based restricted cash awards. The Committee determined that a portion of the long-term incentives would be granted as restricted cash awards to conserve shares under our equity incentive plan while still promoting the stability and retention of a high-performing executive leadership team over the long-term. See “—Performance-Based Incentives—Long-Term Incentives” beginning on page 37 for more information on long-term incentive performance targets.

Pay Competitively	✔

•  Robust Compensation Setting Process. We utilize market data without strict benchmarking to ensure executives are paid commensurate with their experience and performance. Executive compensation packages are heavily weighted on performance, but also include base salary and other benefits that make them competitive with our peers.

Pay Responsibly	✔

•  Long-Term Vesting Requirements. Performance-based restricted stock units granted to our NEOs in 2021 cliff vest after 3 years, subject to achievement of challenging performance targets, while time-based restricted cash awards granted to our NEOs in 2021 vest ratably over 3 years, to align the interests of our executives with those of our shareholders. No stock options were granted to our NEOs in 2021.

•  Annual Shareholder Engagement Process. Typically, as part of our annual shareholder engagement cycle, we reach out to our largest shareholders who collectively hold over a majority of the shares of our outstanding common stock, which generally includes our 20 largest shareholders. We also offer our shareholders the opportunity to vote annually on the Company’s executive compensation program. We value the feedback we receive from shareholders and consider it when making decisions on behalf of the Company, including with respect to executive compensation. Refer to page 64 for more information about this year’s non-binding say-on-pay proposal.

•  Stock Ownership Guidelines. Each of our executives is subject to substantial stock ownership requirements. Under the guidelines, executives are generally not permitted to sell any shares until they achieve the ownership guideline and thereafter are only permitted to sell shares to the extent that such sale would not cause the executive to fall below the ownership guideline.

•  Mitigate Undue Risk. The mix between short-term incentives and long-term incentives is intended to discourage executives and associates from maximizing short-term performance at the expense of long-term performance. In 2021, our short-term cash-incentive program was designed so that performance below target would result in no payout.

•  Capped Payouts. Payouts are capped at 200% of target under our cash and equity incentive award programs.

•  Independent Compensation Consulting Firm. The Committee is advised by an independent compensation consultant that provides no other services to the Company.

•  Clawback Policy. Our executives are subject to a robust clawback policy that, in addition to providing for clawbacks related to financial restatements, also allows for the clawback of cash and equity incentive compensation in the event of management misconduct that could significantly damage the reputation of the Company, unrelated to a financial restatement.

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    EXECUTIVE COMPENSATION

Program Objective	What We DON’T DO:
Avoid Certain Pay Practices	✗

•  No Special Tax Gross-Ups. We do not provide special tax gross-ups to executives.

•  No Pension Plans or Other Post-Employment Defined Benefit Plans. We do not provide any qualified or non-qualified post-employment defined benefit plans.

•  No Liberal Share Recycling, Repricing of Underwater Stock Options, or Reloads of Stock Options. The Company’s Second Amended and Restated Express, Inc. 2018 Incentive Compensation Plan (the “2018 Plan”) prohibits the repricing of stock options without the consent of shareholders, does not allow for reloads of stock options to the extent stock options are used to pay the exercise price or taxes with respect to stock option exercises, and includes an explicit prohibition on liberal share recycling.

•  No Hedging or Pledging Transactions. We prohibit associates, including NEOs, and directors from hedging or pledging any securities of the Company held by them.

•  No Single Trigger Change-in-Control Payments. Our NEOs are not currently entitled to any single-trigger special vesting, severance, or other benefits in a change-in-control.

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    EXECUTIVE COMPENSATION

▶  WHAT WE PAY AND WHY: ELEMENTS OF COMPENSATION

Our executive compensation program is designed to strongly align executive compensation with the Company’s financial performance. The elements of our compensation program for 2021 were generally as follows:

Compensation Element	Form	Performance/ Vesting Period	Performance Metric	Alignment to Compensation Objectives

Base Salary	Cash			Salary is set at competitive market levels to compete for, obtain, and retain the talent necessary to successfully operate the Company and execute our strategic plans.

Short-Term Incentives	Cash	6-month operating seasons	6-month Adjusted EBITDA	100% of the incentive payment opportunity depends on the achievement of pre-established objective financial goals, which is intended to motivate executives to work effectively to achieve financial performance objectives aligned with our seasonal business cycle and reward them when objectives are met.

Long-Term Incentives	50% performance-based restricted stock units	3-year performance and vesting period	3-year Adjusted EBITDA	3-year performance and vesting period based on challenging financial performance targets aligns the interests of our executives with the interests of shareholders in creating long-term value.

	50% time-based restricted cash awards	3-year vesting requirements		Multi-year vesting requirements incentivize retention of our executive talent.

Other	– Defined contribution retirement plans – Health and welfare benefits – Termination benefits			We seek to offer retirement plan benefits, health and welfare benefits, and termination benefits at levels that are competitive with the market.

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    EXECUTIVE COMPENSATION

The Committee strives to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives; however, it does not apply any rigid allocation formula in setting our executive compensation, and the Committee may make adjustments to this approach for various positions on a case-by-case basis as appropriate. A significant portion of executive compensation is intended to be variable and tied to the Company’s financial performance and stock price. The following charts show that in 2021, 52% of CEO compensation and 46% of other NEO compensation at target was variable.

(1)

Target total direct compensation is comprised of base salary, short-term incentives, and long-term incentives. Variable compensation is comprised of short-term incentives and long-term performance-based restricted stock units. Variable compensation does not include base salary and long-term time-based restricted cash awards.

Base Salary

We provide a base salary to our executive officers to compensate them for their services during the year and to provide them with a stable source of income. NEO base salaries are determined by an annual assessment of a number of factors, including the individual’s current base salary, job responsibilities, peer group and other data, relevant market survey data, and individual and Company performance.

The annual base salaries in effect for each of our NEOs as of January 29, 2022 are shown in the following table:

Name	2020 Fiscal Year End	Changes to Base Salary During Fiscal 2021	2021 Fiscal Year End
Timothy Baxter	$1,000,000	No change in 2021.	$1,000,000
Matthew Moellering	$825,000	No change in 2021.	$825,000
Malissa Akay	$725,000	No change in 2021.	$725,000
Sara Tervo	$600,000	No change in 2021.	$600,000
Periclis (“Perry”) Pericleous	$500,000	No change in 2021.	$500,000

Performance-Based Incentives

Short-Term Incentives

Our short-term performance-based cash incentive compensation program provides our NEOs with incentive payment opportunities for each six-month operating season that corresponds to the traditional retail selling seasons of Spring (February through July) and Fall (August through January). The target short-term performance-based cash incentive compensation opportunity for each eligible executive is set at a percentage of base salary. 40% of each executive’s annual target bonus is allocated to the six-month Spring season and 60% is allocated to the six-month Fall season, which is intended to align with the seasonality in our business where higher portions of our net sales and net income are typically realized in the six-month Fall season due primarily to the impact of the holidays.

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    EXECUTIVE COMPENSATION

The Committee generally sets performance goals near the beginning of each six-month season based on an analysis of (i) historical performance, (ii) internal financial plans, (iii) strategic objectives, and (iv) general economic conditions. The seasonal design allows us to establish appropriately challenging performance targets that align business performance expectations with (1) the seasonal nature of our business and (2) prevailing market and economic conditions which can change quickly in the retail apparel sector.

Generally, performance goals are set at the same targets for most leadership in the business. We believe it is important to have all members of leadership working towards the same goals and that those goals are clear, understandable, and within their control.

2021 Short-Term Cash Incentive Payout Opportunity

For 2021, the amount of the performance-based cash incentive opportunity for participating executives (which include our NEOs) ranged from zero to 200% of their incentive target, based upon the extent to which the performance goals were achieved. The threshold, target, and maximum short-term performance-based cash incentive payout opportunities for our NEOs for 2021 are set forth in the “Grants of Plan-Based Awards” table on page 50.

The target cash incentive compensation opportunity as a percentage of base salary in effect for 2021 for each of our NEOs is shown below:

Annual Short-Term Cash Incentive Payout Opportunity at Target (as a % of Base Salary)

Name	2020	Changes to Short-Term Cash Incentives During Fiscal 2021	2021
Timothy Baxter	130%	No change in 2021.	130%
Matthew Moellering	90%	No change in 2021.	90%
Malissa Akay	75%	No change in 2021.	75%
Sara Tervo	75%	No change in 2021.	75%
Periclis (“Perry”) Pericleous	65%	No change in 2021.	65%

Final payout amounts for each six-month season have historically been approved by the Committee at its first regularly scheduled in-person Committee meeting following the end of each six-month operating season and are paid to executives after Committee approval.

2021 Short-Term Cash Incentive Compensation Goals and Payouts

Historically, the Company’s short-term performance-based cash incentive compensation program provided for 75% of the target bonus opportunity based on achievement of challenging financial performance targets tied to operating income goals and 25% based on achievement of challenging operational performance targets tied to key strategic initiatives, and included threshold, target, and maximum payout opportunities.

However, following an unprecedented year with the emergence of the COVID-19 pandemic, the Committee considered various factors when setting the short-term cash incentive financial performance targets for Spring and Fall of 2021, including the Company’s strategic transformation priorities and the foundational elements needed to be established in 2021 that were critical to the long-term success of the Company, as well as the importance of cash generation amid an uncertain macro-economic environment and challenging business conditions due to the continuing impact of the ongoing COVID-19 pandemic.

For 2021, the Committee determined to use Adjusted EBITDA as the financial performance metric to maintain focus of the executive leadership team on achieving the singular goal of meeting the Company’s operating plan for 2021. As a result, the Committee did not include operating income and operational performance targets in the 2021 short-term incentive plan. In addition, the Committee did not include in the 2021 short-term incentive plan any threshold payout opportunity, which means no payout would occur if our financial performance was below the target Adjusted EBITDA goal. Maximum payout under the short-term incentive plan remained capped at 200% of target. The Committee selected Adjusted EBITDA because at the current time, cash flow is a key driver of the Company’s transformation and future success. In addition, Adjusted EBITDA helps to focus management’s attention on the operational aspect of the business from a cash generation standpoint.

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Spring Season (40% weighting)

For the 2021 Spring season, the Committee chose Adjusted EBITDA goals that tied to our 2021 Spring operating plan approved by the Board. While still a negative target, the Committee considered the Spring 2021 goals to be challenging given the prior year Spring negative performance caused, in large part, by the COVID-19 pandemic. When the goals were set at the beginning of 2021, we were still facing uncertainty with respect to consumer confidence and demand amid general uncertain economic conditions as the pandemic continued to impact our business, the retail sector and the economy at large. Still, the Committee felt that raising the goals by more than $170M over the prior year period would motivate management, represent stabilization of the company’s financial circumstances and ultimately be in the best interests of our shareholders. The following table illustrates the financial performance goal and actual performance and payout level for the six-month Spring season for our NEOs.

Performance Metric	Weighting	Spring 2020 Performance	Threshold Goal	Target Goal	Maximum Goal	Spring 2021 Performance	Spring 2021 Payout
Adjusted EBITDA	100%	$(222.9M)	N/A	($51.3M)	($32.3M)	$7M	200% of Target

Fall Season (60% weighting)

For the 2021 Fall season, the Committee chose Adjusted EBITDA goals that tied to our 2021 Fall operating plan approved by the Board. The Committee assumed that positive trends would continue and set positive targets for Fall 2021 that represented a significant increase over Fall 2020 performance. The Committee continued to challenge our management to achieve far in excess of the prior year period by raising the goal by approximately $165M. The following table illustrates the financial performance goal and actual performance and payout level for the six-month Fall season for our NEOs.

Performance Metric	Weighting	Fall 2020 Performance	Threshold Goal	Target Goal	Maximum Goal	Fall 2021 Performance	Fall 2021 Payout
Adjusted EBITDA	100%	$(124.7M)	N/A	$40.6M	$54.6M	$58M	200% of Target

Long-Term Incentives

For 2021, the Committee and Board determined that our NEOs would receive a mix of long-term incentives comprised of the following:

We grant long-term awards to our NEOs to: (1) create a direct correlation between the Company’s financial performance and stock price and compensation paid to our NEOs; (2) retain our NEOs; (3) assist in building equity ownership of our NEOs to increase alignment with long-term shareholder interests; (4) attract and motivate key associates; (5) reward our NEOs for performance in relation to the creation of shareholder value; and (6) deliver competitive levels of compensation consistent with our compensation objectives. The total grant date fair value of awards for our NEOs are determined on a position-by-position basis using market data for corresponding positions in our peer group and other relevant market survey data, the individual’s job responsibilities, and individual performance.

Executives are generally granted long-term incentive awards as part of our annual merit review process. During this process, the Committee determines the appropriate overall value and mix of long-term incentive grants for our NEOs. For more information on our executive compensation practices, including the annual merit review process and the objectives and factors considered by the Committee as part of the executive compensation decision making process, see “—Executive Compensation Practices—“Determining Compensation for the CEO” and “Determining Compensation for the Other NEOs” beginning on page 43.

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2021 Modifications to Long-Term Incentive Award Program

Modification of Long-Term Incentive Mix. While performance-based awards continue to represent 50% of the annual long-term incentive grant, for 2021 the Committee determined to adjust the mix of awards so that the performance-based awards would be in the form of performance-based restricted stock units instead of the restricted cash awards granted in 2020. In addition, to help manage share usage and overhang while still promoting the stability and retention of a high-performing executive leadership team over the long-term, the Committee determined that the remaining 50% of the annual long-term incentive grant would be in the form of time-based restricted cash awards.

Long-Term Performance Targets Established Based on Challenging Adjusted EBITDA Goals. In February 2021, the Committee determined to establish long-term performance targets based on Adjusted EBITDA, because it focuses on the operational aspect of the business from a cash generation standpoint. The Committee established rigorous three-year 2021-2023 EBITDA goals at a time when significant uncertainty existed regarding the continuing impact of COVID-19 on the retail industry and consumer spending patterns. The three-year performance period requires that our management execute on our long-term business plan to achieve these goals over a longer period of time.

The Adjusted EBITDA goals were designed to be challenging and were expected to incentivize the executive leadership team to execute on the Company’s EXPRESSway Forward strategy and focus on fundamentals needed to stabilize the business while the impact of COVID-19 on the Company’s business was uncertain. For example, although the Company ultimately delivered strong financial results for 2021, these results outpaced expectations and would have been difficult to predict based on retail conditions at the time the 2021-2023 EBITDA goals were established. This metric was also used for the same purpose in 2020, promoting consistency year-over-year. See “— 2021 Performance-Based Awards” below for more information on the 2021-2023 Adjusted EBITDA target.

2021 Time-Based Cash Awards

In a continued effort to conserve shares under our equity incentive plan while still promoting the stability and retention of a high-performing executive leadership team over the long-term, the Company granted our NEOs time-based cash awards in the amounts set forth below in 2021 and these grants represent 50% of the total long-term incentive awards granted in 2021. One-third of the time-based cash awards are scheduled to vest on each of April 15, 2022, 2023, and 2024, subject to continued employment with the Company. These awards are not reported in the Summary Compensation Table until earned.

Name	Value of Time- Based Cash Award
Timothy Baxter	$2,100,000
Matthew Moellering	$1,000,000
Malissa Akay	$450,000
Sara Tervo	$350,000
Periclis (“Perry”) Pericleous	$275,000	(1)

(1)	This amount was forfeited by Mr. Pericleous upon his resignation from the Company effective November 12, 2021, prior to the first vesting date for this award.

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Performance-Based Awards

The table below summarizes the performance-measures and award mix of the performance-based long-term incentive awards granted to our NEOs in each of 2021, 2020 and 2019. All performance-based awards granted in 2019 were forfeited because the performance measures were not achieved.

Performance-based awards granted to our NEOs

Grant Date	Performance Period	Performance Measure (1)	Award Mix	Vesting Terms
March 2021	Fiscal 2021-Fiscal 2023	3-year Adjusted EBITDA	100% performance-based restricted stock units	Three-year cliff vest with a three-year performance period. Any performance-based awards that are earned are scheduled to vest in April 2024.
March 2020	Fiscal 2021-Fiscal 2022(2)	2-year Adjusted EBITDA	100% performance-based cash	Three-year cliff vest with a two-year performance period. Any performance-based awards that are earned are scheduled to vest in April 2023.
March 2019	Fiscal 2019-Fiscal 2021	3-year Adjusted EPS with a Relative TSR modifier and Share Price Hurdle	100% performance-based cash	All performance-based awards were forfeited.

(1)

The Adjusted EPS and Adjusted EBITDA performance goals, as applicable, have a threshold goal (50% payout), target goal (100% payout), and a maximum goal (200% payout). The amount of long-term performance-based awards that vest is determined using straight line interpolation if Adjusted EPS or Adjusted EBITDA, over the performance period, as applicable, is an amount between performance goals. No portion of performance-based awards are payable in the event the Company fails to achieve the threshold performance goal.

(2)

Due to the significant disruption caused by the COVID-19 pandemic on our business operations, as well as its adverse impact on consumer confidence and demand, the Committee delayed setting the performance target for the long-term performance awards granted in March 2020 until February 2021. While the 2020 long-term performance awards remain subject to a three-year vesting cliff, such awards are subject to a two-year performance period instead of a three-year performance period.

More detailed information regarding performance-based long-term incentive awards granted in each of 2019, 2020 and 2021 is provided below.

2021 Performance-Based Awards

In March 2021, the Company granted our NEOs performance-based restricted stock units, which are set forth in the Grants of Plan-Based Awards table on page 50. The performance awards have performance goals based on Adjusted EBITDA measured over a three-year performance period commencing on the first day of the Company’s 2021 fiscal year and ending on the last day of the Company’s 2023 fiscal year. The Company returned to a three-year performance period in 2021 after using a two-year performance period for the 2020 awards due to the delayed setting of performance targets in 2020 resulting from significant disruption caused by the COVID-19 pandemic on the Company’s business operations.

The following chart identifies the performance metric, performance levels, the performance levels as a percentage of the target goal, and corresponding payouts as a percentage of the target performance-based award grant for the Company’s performance-based restricted stock units granted in 2021.

Grant Date and Performance Metric:	Performance Level	Company Performance (as a % of target)	% of Performance Awards Earned
March 2021; 2021-2023 Adjusted EBITDA	Below Threshold	Less than 80%	0% of target grant
	Threshold	80%	50% of target grant
	Target	100%	100% of target grant
	Maximum	120% or higher	200% of target grant

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    EXECUTIVE COMPENSATION

The Committee set the three-year Adjusted EBITDA target at $126 million. This compares to an Adjusted EBITDA loss of $348 million in 2020.

2020 Performance-Based Awards

In March 2020, the Company granted our NEOs performance-based awards comprised of performance-based cash. The performance awards have performance goals based on Adjusted EBITDA measured over a two-year performance period commencing on the first day of the Company’s 2021 fiscal year and ending on the last day of the Company’s 2022 fiscal year. The performance period was reduced from 3 years to 2 years because of the delayed setting of performance targets due to the significant disruption caused by the COVID-19 pandemic on the Company’s business operations in 2020.

2019 Performance-Based Awards

In 2019, the Company granted our NEOs performance-based awards comprised of performance-based cash that had performance goals based on Adjusted EPS measured over a 3-year performance period commencing on the first day of the Company’s 2019 fiscal year and ending on the last day of the Company’s 2021 fiscal year. The threshold Adjusted EPS goal was not achieved and as a result, these awards were completely forfeited.

2022 Modifications to More Closely Align Performance Metrics with Shareholder Value Creation

Recognizing that a key driver of the Company’s continued long-term success is tied to total shareholder return, in March 2022 the Committee determined to increase the alignment between the long-term performance-based awards and shareholder value creation by re-introducing a three-year relative total shareholder return (TSR) modifier to the 2022-2024 long-term performance-based awards. The Company’s TSR based on a 20-day trading averaging period will be ranked by percentile amongst the other companies in the Dow Jones U.S. Retail Apparel Index (“Index”) to determine whether a modifier will apply. No modifications will be made if Company TSR falls between the 25th and 75th percentile of the Index. Payouts are decreased by 20% if Company TSR is below the 25th percentile of the Index and payouts are increased by 20% if Company TSR exceeds the 75th percentile of the Index, except that payouts are capped at 200% of the target.

Non-GAAP Performance Metrics

“Adjusted EBITDA” means the Company’s earnings before interest, taxes, depreciation, and amortization calculated in accordance with GAAP and excluding the impact of non-core operating items. “Adjusted EPS” means the Company’s diluted earnings per share calculated in accordance with GAAP, adjusted to exclude the impact of any non-core operating costs consistent with past practice for debt extinguishment and one-time transaction costs. The Company provides supplemental non-GAAP financial information to exclude non-core operating items that may not be indicative of, or are unrelated to, our underlying operating results and that we believe provides a better baseline for analyzing trends.

Transformation and Business Continuity Cash Awards

In February 2021, amid extraordinary circumstances and tremendous uncertainty regarding the duration of the pandemic and its impact on the retail sector and the Company, the Committee recognized a need to (i) reward executives for their extraordinary efforts in 2020 to overcome liquidity challenges and perform work to transform the brand and (ii) ensure the retention of the Company’s high caliber executive leadership team to advance the Company’s EXPRESSway Forward strategy and create shareholder value over the long-term.

Based on these considerations, the Committee, in consultation with its independent compensation consultant, determined to provide executives with a transformation and business continuity cash award in an amount equal to 50% of each executive’s total target short-term performance-based cash incentive compensation opportunity for the 2020 fiscal year. The cash award was paid out to executives in February 2021.

The accomplishments led by the executive leadership team in 2020 that motivated the Committee to determine that it was critical to ensure their retention included:

•	Identifying cost savings of approximately $250 million through various COVID-19 mitigation and other strategic actions.

•	Negotiating $85 million in landlord concessions through rent abatements, deferrals, reductions, and allowances.

•	Entering into a definitive loan agreement which secured $90 million in additional financing and a $50 million bridge loan.

•	Implementing the new Expressway Forward Corporate strategy, which set the foundation for the Company’s turnaround in 2021.

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    EXECUTIVE COMPENSATION

To promote the retention of the Company’s high performing executive leadership team and to provide an incentive to continue the work of advancing the EXPRESSway Forward long-term strategy in 2021, the cash award required each executive to repay the full amount of the cash award in the event of a voluntary termination on or prior to the one-year anniversary of the payout. Because of this retention condition, the cash awards were not reported in the Summary Compensation Table for fiscal 2020; instead, they are reported under the “Bonus” Column of the Summary Compensation Table on page 48 for all NEOs other than Mr. Pericleous, who repaid the full amount of his cash award upon his resignation from the Company effective November 12, 2021.

The retention of the Company’s executive leadership team during an unprecedented year of operational, supply-chain and talent management disruptions enabled the Company to execute on the Company’s EXPRESSway Forward strategy. The accomplishments led by the executive leadership team in 2021 that are intended to enhance shareholder value over the long-term include, but are not limited to:

•	Advancing the four pillars of the Expressway Forward strategy:

•	Product. Drove significant sales growth in both casual and denim.

•	Brand. Launched a first-of-its-kind community commerce program and recruited approximately 500 style editors to be part of the brand’s styling community.

•	Customer. Launched the new Express Insider loyalty program in April 2021 and ended the year with the highest number of active loyalty members in the Company’s history.

•	Execution. Drove approximately $700 million in eCommerce demand on the way to achieving goal of $1.0 billion in eCommerce demand by 2024.

•	Growing net sales by 55% versus 2020 and driving positive comparable sales beginning in Q2 versus 2019.

•	Generating $65 million in EBITDA, and returning to positive operating income, operating cash flow and free cash flow.

•	Effectively managing through ongoing supply chain challenges.

The table below shows each NEO’s Transformation and Business Continuity Cash Award, which was subject to each NEO’s satisfaction of the one-year retention condition. These amounts are reported in the Bonus column of the Summary Compensation Table on page 48.

Name	Cash Award Amount
Timothy Baxter	$650,000
Matthew Moellering	$371,250
Malissa Akay	$271,875
Sara Tervo	$225,000
Periclis (“Perry”) Pericleous	$162,500	(1)

(1)	This amount was repaid by Mr. Pericleous to the Company pursuant to the terms of the award upon his resignation from the Company effective November 12, 2021.

Additional Executive Benefits

We provide our executive officers with benefits that the Committee believes are reasonable and in the best interests of the Company and its shareholders. Consistent with our compensation objectives, we provide benefits for our executive officers, including retirement plans, life insurance benefits, housing relocation benefits, and paid time off. The Committee, in its discretion, may revise, amend, or add to an officer’s executive benefits if it deems it advisable. We believe these benefits are generally equivalent to benefits provided by comparable companies. We do not provide any executive with special perquisites.

We have no current plans to materially change the levels of benefits we provide.

Retirement Plan Benefits

We do not sponsor a defined benefit retirement plan as we do not believe that such a plan best serves the needs of our associates or the Company at this time. We do sponsor a tax-qualified defined contribution retirement plan. Participation in the qualified plan is available to associates who meet certain age and service requirements and our executive officers participate in the qualified plan based on these requirements.

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    EXECUTIVE COMPENSATION

Qualified Retirement Plan

Our qualified retirement plan is available to all eligible associates, including executive officers, and allows them to elect contributions up to the maximum limits allowable under Section 401(k) of the Code. We match 100% of associate deferrals, up to 4% of compensation not in excess of the IRS maximum compensation limit. Associates’ contributions and Company matching contributions vest immediately. Please refer to footnote 6 to the Summary Compensation Table on page 49 for details of Company contributions.

Health and Welfare Benefits

Executive Life Insurance

We provide all executive officers with executive life insurance that offers a benefit equal to two times their annual base salary up to a maximum of $2 million.

Executive Disability Insurance

We provide all executive officers with disability coverage that provides a benefit of 100% base salary continuation for up to 365 days and then 60% of the executive’s base salary plus the annual average of the last three years of cash incentive compensation, up to a maximum benefit of $25,000 per month.

Employment Agreements; Severance and Post-Employment Benefits

In connection with Mr. Baxter’s employment as our Chief Executive Officer, he entered into an employment agreement with the Company. Mr. Moellering entered into an employment agreement with the Company prior to our IPO. Their employment agreements are described under “—Employment Related Agreements” beginning on page 53.

Ms. Akay and Ms. Tervo do not have employment agreements with the Company. Each have entered into a severance agreement with the Company, which are described under “—Other Severance Agreements” beginning on page 54. Mr. Pericleous also had a severance agreement with the Company, but was not entitled to any post-employment benefits thereunder in connection with his departure.

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▶  EXECUTIVE COMPENSATION PRACTICES

Determining Compensation for the CEO

The Committee works directly with an independent compensation consultant to obtain independent market data, analysis, and advice related to our CEO’s total compensation package. The Committee, together with the compensation consultant, present a recommended pay package for our CEO to the independent directors of the Board for further review, discussion, and approval. Mr. Baxter does not participate in any deliberations with regard to his own compensation. The Committee takes multiple factors into consideration when determining the appropriate CEO compensation package, including the CEO’s existing compensation, the Company’s performance, the CEO’s individual performance and qualifications, peer group CEO pay levels, competitor and industry performance, our compensation objectives, and our business and succession plans.

Determining Compensation for the Other NEOS

Each year, the Committee approves a compensation package for each of our executive officers (excluding the CEO), that is consistent with our compensation objectives. As part of the review and approval process, at the Committee’s request, our CEO and Senior Vice President, Chief Human Resources Officer make recommendations for the upcoming year to the Committee regarding compensation for executive officers other than for the CEO. The recommendations are based on our compensation objectives, individual and Company performance, compensation data compiled from independent third-party executive compensation surveys, publicly available data from our peer group companies, and feedback and insights from management’s compensation consultant, all of which is summarized by management and shared with the Committee. Management engaged Meridian Compensation Partners, LLC (“Meridian”) to serve as its compensation consultant in 2021 in its assessment of compensation for executive officers other than the CEO and to make recommendations for 2021 compensation. Following the Committee’s engagement of Meridian in July 2021, Meridian no longer provides separate services to management.

The Committee considers individual performance when determining (i) the annual pay increases for NEOs, (ii) the amount of the short-term cash incentive compensation opportunity for NEOs, and (iii) the amount of the long-term incentives awarded to NEOs.

Individual performance is evaluated based upon several individualized leadership factors, including: attaining specific financial and operational objectives; building and developing individual skills and a strong leadership team; execution of the Company’s business strategy; and individual performance relative to job requirements.

The Committee has an opportunity to review, analyze, and discuss the information and recommendations with its independent compensation consultant, and outside the presence of management. The Committee gives considerable weight to the CEO’s evaluation of the other NEOs when approving other NEO compensation because of the CEO’s direct knowledge of each executive officer’s performance and contributions.

The Role of Peer Companies and Benchmarking

How The Peer Group is Determined. The Committee selects our peer group companies based on such factors as business focus, competition for executive talent, geographic proximity of corporate locations, size of business, and publicly available compensation data. The size of the group has been established so as to provide sufficient market data across the range of senior positions at Express. The Committee annually evaluates whether companies should be added or removed from our peer group companies.

Our peer group for purposes of determining 2021 NEO compensation was comprised of the following retail companies:

Abercrombie & Fitch	Designer Brands, Inc.	The Buckle
American Eagle Outfitters	Fossil	The Cato Corporation
Caleres	Guess?	The Children’s Place Retail Stores
Chico’s FAS	Genesco	Urban Outfitters
Zumiez

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    EXECUTIVE COMPENSATION

In September 2021, the Committee approved changes to the Company’s peer group for purposes of setting 2022 NEO compensation. These changes included adding G-III Apparel and Oxford Industries, both of which meet the objective industry and size criteria and is a peer of direct peers.

The following chart compares the Company’s revenue and market capitalization to the median revenue and market capitalization for its new peer group.

	Express	Peer Group Median
Annual Revenue*	$1.87B	$2.42B
Market Capitalization*	$194M	$1.01B

*	Annual revenue reflects most recent publicly available information for the trailing twelve months. Market capitalization is as of January 29, 2022.

How The Peer Group is Used. The Committee reviews both compensation and performance at peer companies to support its decision-making process so it can set total compensation levels that it believes are consistent with our compensation objectives to pay for performance and pay competitively. The Committee does not strictly set compensation at a given level relative to its peers (e.g., median). The pay positioning of individual executives varies based on their competencies, skills, experience, business impact, and performance, as well as internal alignment and pay relationships. Actual total compensation earned may be more or less than target compensation based on Company performance during the performance period.

Shareholder Engagement and Annual Advisory Vote on Executive Compensation

We offer our shareholders the opportunity to vote annually on the Company’s executive compensation program (say-on-pay).

At our 2021 annual meeting of shareholders, shareholders demonstrated support for our 2020 executive compensation program with approximately 98% of the votes cast in support of the “say-on-pay” proposal. This level of support followed strong support received at each of our 2020 and 2019 annual meetings.

Our shareholders’ views on corporate governance and executive compensation are important to us and we value and utilize the feedback and insights that we receive. Typically, as part of our annual shareholder engagement cycle, we reach out to our largest shareholders who collectively hold over a majority of the shares of our outstanding common stock, which generally includes approximately our 20 largest shareholders.

We received feedback from several investors that helped to inform our proposal for an approval of an amendment to the 2018 Plan to increase the number of shares available for grant. In addition, our CEO’s compensation package was originally designed based in part on feedback received from shareholders on our executive compensation in prior years.

The Role of the Committee’s Compensation Consultant

The Committee engaged Frederic W. Cook & Co. (“F.W. Cook”) until July 2021 and Meridian Compensation Partners, LLC beginning in July 2021 as its independent executive compensation consultants to advise the Committee about our executive compensation program and practices.

The Committee has determined that the work of F.W. Cook and Meridian did not raise any conflicts of interest in 2021. In making this assessment with respect to F.W. Cook, the Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act, including the fact that F.W. Cook does not provide any other services to the Company, the level of fees received from the Company as a percentage of F.W. Cook’s total revenue, policies and procedures employed by F.W. Cook to prevent conflicts of interest, and whether the individual F.W. Cook advisers to the Committee own any of the Company’s stock or have any business or personal relationships with members of the Committee or our executive officers.

Similarly, in making the determination that the work of Meridian did not raise any conflicts of interest in 2021, the Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act, including the fact that Meridian provided limited services in 2021 to Company management to assess the compensation for executive officers other than the CEO and assist management in making recommendations for 2021 compensation to the Committee, the level of fees received from the Company as a percentage of Meridian’s total revenue, policies and procedures employed by Meridian to prevent conflicts of interest, and whether the individual Meridian advisers to the Committee own any of the Company’s stock or have any business or personal relationships with members of the Committee or our executive officers.

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Analysis of Risk in Our Compensation Program

The Committee evaluates the risks of our compensation program as part of its responsibilities. The independent oversight provided by the Committee with respect to both executive compensation and other employee compensation programs helps to mitigate risks for the Company. The overall compensation program is intended to discourage excessive risk taking by executives and associates to obtain short-term benefits that may be harmful to the Company and our shareholders over the long term. We believe that the following elements of our compensation program discourage excessive risk taking:

•

Short-Term/Long-Term Incentive Mix. The mix between short-term cash incentives and long-term equity and cash based incentives discourages executives and associates from maximizing short-term performance at the expense of long-term performance.

•

Long-Term Incentive Mix. We grant a mixture of long-term incentives, which in 2021 were comprised of 50% performance-based restricted stock units and 50% time-based restricted cash awards. Our performance-based restricted stock units are subject to performance-based vesting conditions measured over a three-year period and our time-based restricted cash awards have three-year ratable vesting requirements. Our long-term incentive awards are designed to incentivize the creation of long-term shareholder value.

•

Short-Term and Long-Term Incentive Program Design. To discourage excessive risk taking, both short-term cash incentive compensation awards and long-term performance-based incentive awards generally allow for a graduated payout instead of a win or lose payout structure. Each program has a minimum performance threshold below which no payout is earned and a maximum above which no additional payout is earned. In addition, for our 2021 long-term incentive program design, a prorated payout may be earned based on the achievement between threshold and target or achievement between target and maximum for financial performance metrics. Our short-term cash incentive compensation program prohibited any payout for achievement below target, while a prorated payout may be earned based on achievement between target and maximum.

•

Stock Ownership Guidelines. We use meaningful stock ownership guidelines to align our directors’ and executive officers’ interests with our shareholders’ interests and focus our executives on attaining long-term shareholder returns.

•

Anti-Hedging and Anti-Pledging Policies. Under the Company’s Insider Trading Policy, all of our officers, employees and directors are prohibited from engaging in any hedging or monetization transactions involving Company securities, including equity swaps, collars, and exchange funds. In addition, our Insider Trading Policy prohibits all officers, employees and directors from holding Company securities in a margin account or pledging Company securities as collateral for a loan. These policies further align our executives’ and associates’ interests with those of our shareholders.

•

Clawback Policy. Our clawback policy discourages inappropriate risk-taking behavior and allows us to adjust and recover any cash incentive compensation paid or the shares vested or to be vested of a performance-based long-term incentive award in the event of a material restatement of the Company’s financial results, or in the event of management misconduct that could result in significant reputational harm to the Company. See below for more detail regarding the Company’s clawback policy.

Compensation Clawback Policy

The Company’s policy concerning the recovery of incentive compensation applies to performance-based awards and long-term equity awards paid to our NEOs, as well as to other executives.

Under the policy, if a covered associate engages in detrimental conduct that could result in significant reputational harm to the Company (unrelated to a financial restatement), the Committee may, in its discretion, recover all or part of the covered associate’s incentive compensation granted, awarded, earned, vested, paid, settled, or received during the three years immediately preceding the Committee’s determination that detrimental conduct occurred. The policy is effective for all incentive awards granted under the 2018 Plan.

This policy is in addition to any requirements which might be imposed pursuant to Section 304 under the Sarbanes-Oxley Act, and will be modified to the extent required by the Dodd-Frank Act of 2010.

Stock Ownership Guidelines

We have stock ownership requirements for our executives to further build commonality of interest between management and shareholders and to encourage executives to think and act like owners. Our current stock ownership guidelines are as follows:

Chief Executive Officer	Lesser of 5x annual base salary or 200,000 shares
Chief Operating Officer	Lesser of 3x annual base salary or 75,000 shares
Other Executive Officers	Lesser of 2x annual base salary or 40,000 shares
Senior Vice Presidents	Lesser of 1x annual base salary or 16,000 shares
Board Members	5x annual retainer

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    EXECUTIVE COMPENSATION

The executives and Board members have five years to meet the guidelines. Under the guidelines, executives and directors are generally not permitted to sell any shares of our common stock until they achieve the ownership guideline and thereafter are only permitted to sell shares of our common stock to the extent that such sale would not cause the executive or director to fall below the ownership guideline. To avoid fluctuating ownership requirements, except upon a promotion, once an individual has achieved the ownership guideline, they will be considered to have satisfied the requirements as long as the shares used to meet the underlying requirements are retained. The Committee annually reviews individual executive and director stock ownership levels. During the Committee’s most recent review of ownership levels, it was confirmed that all NEOs and directors currently meet or are on track to meet the applicable ownership guideline.

Policy Regarding Timing of Stock-Based Awards

The Committee recognizes the importance of adhering to specific practices and procedures in the granting of equity awards and has adopted a specific policy around this process.

The Committee generally grants equity awards to executive officers annually during the first quarter in a given fiscal year at the Board’s first regularly scheduled in-person meeting for the year. For directors, the Committee generally grants equity awards annually on the date of the Company’s annual meeting of shareholders. To the extent that equity awards are granted at other times throughout the year, including with respect to grants made to new executive hires, such grants are generally made on the 15th calendar day of a month.

Trading Controls

Executive officers, including our NEOs, and other persons designated by the Company’s Chief Legal Officer are required to receive pre-approval from the Company’s Chief Legal Officer prior to entering into any transactions in Company securities. Generally, trading is permitted only during specified trading periods.

From time to time, certain of our executive officers may adopt non-discretionary, written trading plans that comply with Rule 10b5-1(c) under the Exchange Act (“10b5-1 plans”). 10b5-1 plans permit our executive officers to monetize their equity-based compensation in an automatic and non-discretionary manner over time and are generally adopted for financial planning purposes.

Our Insider Trading Policy requires that our Chief Legal Officer pre-approve any new 10b5-1 plan, or any modification or termination of such a plan, and provides that executive officers may enter into a 10b5-1 plan only during an open trading window and while not in possession of material non-public information. Moreover, our Insider Trading Policy includes 10b5-1 plan process controls, including that any 10b5-1 plan must include a waiting period between establishment or modification of the plan and any transaction pursuant to the plan. In addition, the 10b5-1 plan process controls generally prohibit entering into overlapping 10b5-1 plans, engaging in transactions in Company stock outside of any 10b5-1 plan then in effect, and amending or terminating plans absent unforeseen events such as a change in personal financial circumstances.

Accounting and Tax Considerations

As amended by the Tax Cuts and Jobs Act (the “TCJA”), which was enacted December 22, 2017, Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” under Section 162(m) (generally, such company’s chief executive officer and its chief financial officer and its three other highest paid executive officers). As in prior years, the Committee will continue to take into account the tax and accounting implications (including the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, but reserves its right to make compensation decisions based on other factors as well if the Committee determines it is in the Company’s best interest to do so.

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COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended January 29, 2022.

Compensation and Governance Committee

Peter Swinburn, Chair

Terry Davenport

Karen Leever

Antonio Lucio

Mylle Mangum

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    EXECUTIVE COMPENSATION

COMPENSATION TABLES

The purpose of the following tables is to provide information regarding the compensation earned by our NEOs during the fiscal years indicated.

The Summary Compensation Table and the Grants of Plan-Based Awards should be viewed together for a more complete representation of both the annual and long-term incentive compensation elements of our executive compensation program.

Summary Compensation Table

The following table shows the compensation earned by our NEOs during the years ended January 29, 2022, January 30, 2021 and February 1, 2020 referred to as 2021, 2020, and 2019, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Timothy Baxter Chief Executive Officer	2021	1,000,000	650,000	2,100,002	—	2,600,000	—	293,718	6,643,720
	2020	1,000,000	—	1,339,246	—	—	—	4,942	2,344,188
	2019	634,615	1,835,000	1,500,000	2,900,000	—	—	180,772	7,050,387
Matthew Moellering President, Chief Operating Officer and Interim Chief Financial Officer (7)	2021	825,000	371,250	999,999	—	1,485,000	—	145,393	3,826,642
	2020	825,000	—	637,735	—	—	—	11,505	1,474,240
	2019	935,538	—	650,000	—	—	—	14,369	1,599,907
Malissa Akay Executive Vice President and Chief Merchandising Officer	2021	725,000	271,875	450,000	—	1,087,500	—	72,900	2,607,274
	2020	725,000	—	286,981	—	—	—	3,865	1,015,846
	2019	292,789	576,250	570,000	—	—	—	683	1,439,722
Sara Tervo Executive Vice President and Chief Marketing Officer	2021	600,000	225,000	350,000	—	900,000	—	59,355	2,134,355
	2020	600,000	—	223,207	—	—	—	3,375	826,582
	2019	242,308	520,000	350,000	—	—	—	624	1,112,932
Periclis (“Perry”) Pericleous Former Senior Vice President, Chief Financial Officer and Treasurer (8)	2021	394,231	—	275,002	—	260,000	—	38,293	967,526
	2020	500,000	—	175,378	—	—	—	11,991	687,369
	2019	500,000	100,000	325,000	—	—	—	11,364	936,364

(1)

For 2021, includes the total target award that each NEO received as the Transformation and Business Continuity Cash Award granted and paid in February 2021. Due to clawback provisions, Mr. Pericleous was required to repay the Transformation and Business Continuity Cash Award in the amount of $162,500 upon his resignation from the Company effective November 12, 2021. For 2019, includes a one-time buy-out bonus of $925,000 for Mr. Baxter and a one-time sign-on bonus of $250,000 for each of Ms. Akay, and Ms. Tervo. For Mr. Baxter, Ms. Akay and Ms. Tervo, also includes target payout under the Company’s short-term cash incentive program for the Fall season (and for the Spring season for Mr. Baxter, pro-rated based on his start date) since each of their 2019 short-term cash incentive opportunity was guaranteed at the greater of actual achievement or 100% of target, given the minimal impact our new executives could have had during the periods in which each was hired. For Mr. Pericleous, reflects a special retention bonus that was paid out in 2019.

(2)

Reflects the aggregate grant date fair value of awards granted in the applicable year. For 2021, the amounts reflect the aggregate grant date fair value of performance-based restricted stock units at target. The number of performance-based restricted stock units that vest will be determined based on EBITDA for the three-year period commencing on the first day of the Company’s 2021 fiscal year and ending on the last day of the Company’s 2023 fiscal year, compared to the performance goals established by the Committee. The maximum grant date fair value related to the performance-based restricted stock units was as follows: Mr. Baxter—$4,200,004; Mr. Moellering—$1,999,998; Ms. Akay—$899,999; Ms. Tervo—$699,999. Mr. Pericleous’ 2021 performance-based restricted stock units were forfeited upon his resignation from the Company effective November 12, 2021. No performance-based restricted stock units were granted in 2019 and 2020. For 2020 and 2019, the amounts reflect the aggregate grant date fair value of time-based restricted stock units. For Mr. Baxter, the $1,500,000 amount in 2019 reflects a buy-out award of 576,923 time-based restricted stock units which cliff vested on July 15, 2021. For Ms. Akay, the $570,000 amount includes a buy-out award of 38,835 time-based restricted stock units which vested on October 31, 2020.

(3)

Reflects grant date fair value using assumptions and methodologies set forth in Note 8 of the Company’s financial statements included in its Annual Report for the year ended January 29, 2022. No stock options were granted to any of our NEOs in 2021 or 2020. For 2019, the $2,900,000 amount reflects approximately $1.4M in non-qualified stock options granted to Mr. Baxter as part of a pro-rated long-term incentive award, which vest ratably over four years, and approximately $1.5M in non-qualified stock options granted to Mr. Baxter as part of a buy-out award, which cliff vested on July 15, 2021.

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(4)

Reflects that maximum payouts were made to our NEOs under the Company’s seasonal short-term incentive compensation program in 2021. Mr. Pericleous was not eligible for the Company’s Fall 2021 seasonal short-term incentive compensation program due to his resignation from the Company effective November 12, 2021. For 2020, reflects that no payouts were made to our NEOs under the Company’s seasonal short-term incentive compensation program. For 2019, reflects that no payouts were made to Mr. Moellering and Mr. Pericleous under the Company’s seasonal short-term cash incentive program. The short-term cash incentive opportunity for the Fall 2019 season (and for the Spring 2019 season for Mr. Baxter, pro-rated based on his start date) was guaranteed at the greater of actual achievement or 100% of target for Mr. Baxter, Ms. Akay, and Ms. Tervo given the minimal impact our new executives could have had during the periods in which each was hired and such amounts are reflected in the Bonus column. For more information about our short-term performance-based cash incentive compensation program see “—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Performance-Based Incentives—Short-Term Incentives” on page 35.

(5)	We do not sponsor any tax-qualified or non-qualified defined benefit retirement plans.

(6)	The following table details All Other Compensation paid to each NEO during 2021:

Name	Executive Life and Disability Insurance ($)(a)	Qualified Retirement Plan Company Match ($)(b)	2020 Restricted Cash Vesting(c)	Personal Aircraft Usage ($)(d)	Total
Timothy Baxter	1,865	11,600	277,358	2,895	293,718
Matthew Moellering	1,718	11,600	132,075		145,393
Malissa Akay	1,634	11,600	59,434	232	72,900
Sara Tervo	1,529	11,600	46,226		59,355
Periclis (“Perry”) Pericleous	1,204	769	36,320		38,293

(a)	Amounts represent the annual premiums paid by the Company for executive life insurance and executive disability insurance.

(b)

The Company matches 100% of 401(k) deferrals, limited to deferrals of up to 4% of compensation not in excess of the IRS Qualified Plan Maximum Compensation Limit. See “—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Additional Executive Benefits—Retirement Plan Benefits—Qualified Retirement Plan” on page 42.

(c)

Amounts represent the cash payment that each NEO received on April 23, 2021 in relation to the time-based restricted cash award which was granted on March 24, 2020 under the Company’s long-term incentive program and which vested on April 15, 2021.

(d)	Amounts represent imputed income to our NEOs for the aggregate incremental cost of family members accompanying our NEOs on certain business trips during 2021.

(7)

Effective April 4, 2022, Jason Judd was appointed as our Senior Vice President, Chief Financial Officer and Treasurer, and Mr. Moellering ceased to serve as our Interim Chief Financial Officer. Mr. Moellering continues to serve as our President and Chief Operating Officer. The salary amount reported for 2019 includes amounts related to Mr. Moellering’s service as our Interim Chief Executive Officer and Interim President from January 2019 to June 2019.

(8)	Mr. Pericleous resigned from the Company effective November 12, 2021.

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Grants of Plan-Based Awards

During 2021, each of our NEOs participated in our short-term performance-based cash incentive program under which each NEO was eligible for awards set forth under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” below. For a detailed discussion of our short-term incentives, refer to “—Compensation Discussion and Analysis—What We Pay And Why: Elements of Compensation—Performance-Based Incentives—Short-Term Incentives” beginning on page 35. In addition, our NEOs participated in our long-term incentive program under which each NEO is eligible to earn performance-based restricted stock units set forth under “Estimated Future Payouts Under Equity Incentive Plan Awards” below based on achievement of performance goals. For a detailed discussion of our long-term incentive awards, refer to “—Compensation Discussion and Analysis—What We Pay And Why: Elements of Compensation—Performance-Based Incentives—Long-Term Incentives” beginning on page 37.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	Grant Date	Date of Committee Action		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(3)
Timothy Baxter	—	—		—	1,300,000	2,600,000	—	—	—	—	—	—	—
	3/25/2021	3/24/2021	(1)	—	—	—	257,986	515,971	1,031,942	—	—	—	2,100,002
Matthew Moellering	—	—		—	742,500	1,485,000	—	—	—	—	—	—	—
	3/25/2021	3/24/2021	(1)	—	—	—	122,850	245,700	491,400	—	—	—	999,999
Malissa Akay	—	—		—	543,750	1,087,500	—	—	—	—	—	—	—
	3/25/2021	3/24/2021	(1)	—	—	—	55,283	110,565	221,130	—	—	—	450,000
Sara Tervo	—	—		—	450,000	900,000	—	—	—	—	—	—	—
	3/25/2021	3/24/2021	(1)	—	—	—	42,998	85,995	171,990	—	—	—	350,000
Periclis (“Perry”) Pericleous	—	—	(2)	—	325,000	650,000	—	—	—	—	—	—	—
	3/25/2021	3/24/2021	(1)	—	—	—	33,784	67,568	135,136	—	—	—	275,002

(1)

Reflects restricted stock units with performance-based and time-based vesting criteria granted in 2021 under the Second Amended and Restated Express, Inc. 2018 Incentive Compensation Plan (the “2018 Plan”). See “—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Performance-Based Incentives—Long-Term Incentives—Performance-Based Awards—2021 Performance-Based Awards” on page 39 for more information.

(2)

Represents Mr. Pericleous’ seasonal short-term incentive compensation program full award value for 2021. Due to Mr. Pericleous’ resignation from the Company effective November 12, 2021, the Fall 2021 short-term incentive award was forfeited.

(3)

Reflects the aggregate grant date fair value of time-based restricted stock units and stock options, as applicable. These values have been determined based on the assumptions and methodologies set forth in Note 8 of the Company’s financial statements included in its Annual Report for the year ended January 29, 2022.

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Outstanding Equity Awards At Fiscal Year-End

The table below sets forth certain information regarding the outstanding equity awards held by each of our NEOs as of January 29, 2022.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Unexercisable Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/ Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Timothy Baxter	—	—		—	—	—	—		—	1,031,942	(1)	2,992,632
	—	—		—	—	—	528,302	(2)	1,532,076	—		—
	560,000	560,000	(3)	—	2.60	7/15/2029	—		—	—		—
	1,200,000	—		—	2.60	7/15/2029	—		—	—		—
Matthew Moellering	—	—		—	—	—	—		—	491,400	(1)	1,425,060
	—	—		—	—	—	251,572	(2)	729,559	—		—
	—	—		—	—	—	75,758	(4)	219,698	—		—
	—	—		—	—	—	23,551	(5)	68,298	—		—
	44,419	—		—	9.42	3/14/2027	—		—	—		—
	20,526	—		—	21.14	3/30/2026	—		—	—		—
	19,255	—		—	16.28	3/26/2025	—		—	—		—
	23,311	—		—	15.88	4/1/2024	—		—	—		—
	38,000	—		—	17.49	4/2/2023	—		—	—		—
	30,820	—		—	25.25	3/22/2022	—		—	—		—
Malissa Akay	—	—		—	—	—	—		—	221,130	(1)	641,277
	—	—		—	—	—	113,208	(2)	328,303	—		—
	—	—		—	—	—	72,816	(6)	211,166	—		—
Sara Tervo	—	—		—	—	—	—		—	171,990	(1)	498,771
	—	—		—	—	—	88,050	(2)	255,345	—		—
	—	—		—	—	—	56,635	(6)	164,242	—		—
Periclis (“Perry”) Pericleous	20,501	—		—	9.42	2/11/2022	—		—	—		—
	8,684	—		—	21.14	2/11/2022	—		—	—		—
	8,527	—		—	18.84	2/11/2022	—		—	—		—
	5,510	—		—	17.49	2/11/2022	—		—	—		—
	3,080	—		—	25.25	2/11/2022	—		—	—		—

(1)

Reflects the number of restricted stock units with performance-based vesting criteria granted in 2021 under the 2018 Plan that would be earned at the maximum performance level. The number of performance-based restricted stock units that are actually earned will be determined based on the Company’s Adjusted EBITDA targets for the three-year period commencing on the first day of the Company’s 2021 fiscal year and ending on the last day of the Company’s 2023 fiscal year, compared to the performance goals established by the Committee. The earned portion of these awards vest on April 15, 2024. See “—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Performance-Based Incentives—Long-Term Incentives—Performance Based Awards—2021 Performance-Based Awards” on page 39 for further information regarding these awards.

(2)	Reflects restricted stock units granted in 2020 under the 2018 Plan. These awards vest in equal installments on each of April 15, 2022 and 2023.

(3)	Reflects stock options granted in 2019 under the 2018 Plan. These awards vest in equal installments on each of July 15, 2022 and 2023.

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(4)	Reflects restricted stock units granted in 2019 under the 2018 Plan. These awards vest in equal installments on each of April 15, 2022 and 2023.

(5)	Reflects restricted stock units granted in 2018 under the 2010 Plan. These awards vest in full on April 15, 2022.

(6)	Reflects restricted stock units granted in 2019 under the 2018 Plan. These awards vest in equal installments on each of September 15, 2022 and 2023.

(7)	Based on the January 28, 2022 closing stock price of $2.90.

Option Exercises and Stock Vested

The following table provides information relating to stock options exercised and stock awards that vested during 2021.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Timothy Baxter	—	—	841,074	3,648,367
Matthew Moellering	—	—	199,292	667,628
Malissa Akay	—	—	93,011	385,131
Sara Tervo	—	—	72,342	299,546
Periclis (“Perry”) Pericleous	—	—	69,974	234,413

(1)	Amounts reflect the market value of our common stock on the day the stock award vested.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans. The Board or Committee may elect to adopt qualified or non-qualified defined benefit plans in the future if it determines that doing so is in the Company’s best interest.

Deferred Compensation

We do not currently sponsor any deferred compensation plans. The Board or Committee may elect to adopt a deferred compensation plan in the future if it determines that doing so is in the Company’s best interest. The non-qualified deferred compensation plan that the Company previously provided for our executive officers was terminated effective March 31, 2017. Interest continued to accrue on outstanding balances until distribution in April 2018.

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EMPLOYMENT RELATED AGREEMENTS

Timothy Baxter

In connection with the appointment of Timothy Baxter as Chief Executive Officer, we entered into an employment agreement with Mr. Baxter effective June 17, 2019. The employment agreement may be terminated at any time by us or Mr. Baxter.

The employment agreement provides for an annual base salary that is subject to annual review for potential increase, as well as short-term, performance-based cash incentive payment opportunities for each six-month operating season based on a percentage of Mr. Baxter’s base salary. See “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Performance-Based Incentives—Short-Term Incentives” on page 35.

In addition, the employment agreement provides that Mr. Baxter is eligible for equity-based compensation awards that are commensurate with his performance and position. Mr. Baxter is also entitled to participate in all employee benefit plans that we maintain and make available to our senior executives and is entitled to paid time off in accordance with our policies as in effect from time to time.

Specific to fiscal year 2019, under the employment agreement and as compensation for unvested equity awards and an annual bonus payment foregone from Mr. Baxter’s former employer, Mr. Baxter received a special one-time equity grant and a special one-time cash award. The equity grant vested on the second anniversary of the grant date on July 15, 2019 and is subject to the award agreements governing the grant and the 2018 Plan.

The employment agreement includes customary restrictions with respect to the use of our confidential information and provides that all intellectual property developed or conceived by Mr. Baxter while he is employed by us that relates to our business is Company property. During Mr. Baxter’s term of employment with us and during the 12-month period immediately thereafter, Mr. Baxter has agreed not to (1) solicit any of our associates, (2) interfere with or harm any of our business relationships, or (3) participate (whether as an officer, director, employee, or otherwise) in any competitive business.

Under the employment agreement, if Mr. Baxter’s employment with the Company is terminated by the Company other than for Cause, or by Mr. Baxter for Good Reason, and Mr. Baxter signs a general release, then Mr. Baxter will be entitled to receive (1) his base salary and medical and dental benefits for 18 months following separation from the Company, (2) the amount of cash incentive compensation that he would have otherwise received during the 12-month period following separation from the Company, (3) the amount of any unpaid short-term incentive bonus for any performance period ending prior to the termination date, based on actual achievement, and (4) a prorated bonus for the performance period during which the termination of employment occurs, based on actual achievement.

In the event that Mr. Baxter’s employment is terminated by the Company other than for Cause, or by Mr. Baxter for Good Reason, and the termination occurs in connection with a change-in-control of the Company (as defined in the 2018 Plan), and Mr. Baxter signs a general release, then Mr. Baxter will be entitled to (1) a one-time payment equal to (a) two times Mr. Baxter’s annual base salary, plus (b) 1.5 times Mr. Baxter’s annual cash incentive compensation at target; (2) medical and dental benefits for 18 months following separation from the Company; (3) the amount of any unpaid short-term incentive bonus for any performance period ending prior to the termination date, based on actual achievement; (4) a prorated bonus for the performance period during which termination occurs, based on actual achievement; and (5) automatic vesting of any unvested outstanding equity-based and cash-based incentive awards (at target with respect to performance-based awards).

“Good Reason” under Mr. Baxter’s employment agreement generally includes (1) an adverse change in responsibilities, pay, or reporting relationship, (2) relocation of more than 60 miles from the executive’s home, (3) failure by the Company to abide by the agreement, or (4) failure by any successor to assume the agreement. “Cause” under Mr. Baxter’s employment agreement generally includes (1) failure by the executive to perform his or her material duties, (2) conviction of a felony, (3) misconduct in bad faith which could reasonably be expected to result in material harm to the Company, or (4) violation of any of the Company’s material policies.

Matthew Moellering

Prior to our IPO, as part of our executive retention strategy, we entered into an employment agreement with Mr. Moellering. The employment agreement may be terminated at any time by us or Mr. Moellering.

The employment agreement provides for an annual base salary that is subject to annual review for potential increase, as well as short-term, performance-based cash incentive payment opportunities for each six-month operating season based on a percentage of Mr. Moellering’s base salary. See “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Performance-Based Incentives—Short-Term Incentives” on page 35.

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In addition, the employment agreement provides that Mr. Moellering is eligible for equity-based compensation awards that are commensurate with his performance and position. Mr. Moellering is also entitled to participate in all employee benefit plans that we maintain and make available to our senior executives and is entitled to paid time off in accordance with our policies as in effect from time to time.

The employment agreement includes customary restrictions with respect to the use of our confidential information and provides that all intellectual property developed or conceived by Mr. Moellering while he is employed by us that relates to our business is Company property. During Mr. Moellering’s term of employment with us and during the 12-month period immediately thereafter, Mr. Moellering has agreed not to (1) solicit any of our associates, (2) interfere with or harm any of our business relationships, or (3) participate (whether as an officer, director, employee, or otherwise) in any competitive business.

In April 2013, as part of the Committee’s annual review of executive compensation arrangements, the Committee approved changes to the severance arrangements for Mr. Moellering to make them more competitive and to bring them in-line with the severance arrangements offered by the Company’s peer group.

Under the amended and restated employment agreement, if Mr. Moellering’s employment with the Company is terminated by the Company other than for Cause, or by Mr. Moellering for Good Reason, and Mr. Moellering signs a general release, then Mr. Moellering will be entitled to receive his base salary and medical and dental benefits for 18 months following separation from the Company. In addition, Mr. Moellering will also be entitled to receive the amount of cash incentive compensation that he would have otherwise received during the 12-month period following separation from the Company.

In the event that Mr. Moellering’s employment is terminated by the Company other than for Cause, or by Mr. Moellering for Good Reason, and the termination occurs in connection with a change-in-control of the Company (as defined in the Second Amended and Restated Express Inc. 2010 Incentive Compensation Plan), and Mr. Moellering signs a general release, then Mr. Moellering will be entitled to (1) a one-time payment equal to (a) two times Mr. Moellering’s annual base salary, plus (b) 1.5 times Mr. Moellering’s annual cash incentive compensation at target; (2) medical and dental benefits for 18 months following separation from the Company; and (3) automatic vesting of any unvested outstanding equity awards (at target with respect to performance-based equity awards).

In March 2017, the Committee approved changes to Mr. Moellering’s amended and restated employment agreement as part of the Committee’s annual review of executive compensation solely for the purpose of modifying the relocation element of the “Good Reason” definition to make it more consistent with the market and the definition used in our then-CEO’s employment agreement. Prior to the amendment, a required relocation outside the U.S. qualified as “Good Reason.” Under the new definition, a required relocation outside of a 60-mile radius of Mr. Moellering’s current residence qualifies as “Good Reason.”

“Good Reason” as amended, under Mr. Moellering’s employment agreement generally includes (1) an adverse change in responsibilities, pay, or reporting relationship, (2) relocation of more than 60 miles from the executive’s home, (3) failure by the Company to abide by the agreement, or (4) failure by any successor to assume the agreement. “Cause” under Mr. Moellering’s amended and restated employment agreement generally includes (1) failure by the executive to perform his or her material duties, (2) conviction of a felony, or (3) misconduct in bad faith which could reasonably be expected to result in material harm to the Company.

On February 4, 2019 we entered into a letter agreement (“Interim Letter Agreement”) with Mr. Moellering in connection with his appointment to Interim Chief Executive Officer and Interim President effective January 22, 2019. The Interim Letter Agreement provided for an annual base salary of $1,117,000 that continued until the last day of Mr. Moellering’s interim assignment, at which time Mr. Moellering’s base salary reverted to his base salary as of January 21, 2019. The Interim Letter Agreement did not amend any other provision of Mr. Moellering’s amended and restated employment agreement.

On September 23, 2019, we entered into a letter agreement (“Letter Agreement”) with Mr. Moellering pursuant to which he was promoted to President and Chief Operating Officer of the Company. The Letter Agreement provides for an annual base salary of $825,000 and a seasonal performance-based cash incentive target percentage of 90%. In addition, beginning with the Company’s annual grant of long-term incentive awards in fiscal 2020, the Letter Agreement provides for an annual long-term incentive compensation amount of $2,000,000.

Other Severance Agreements

We entered into severance agreements with Ms. Akay and Ms. Tervo in September 2019. We had previously entered into a severance agreement with Mr. Pericleous in July 2015 in connection with his promotion to Senior Vice President, Chief Financial Officer and Treasurer and amended and restated that agreement in March 2017. Given his resignation from the Company effective November 12, 2021, the provisions of his severance agreement were not triggered and Mr. Pericleous received no benefits post-resignation from the Company.

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    EXECUTIVE COMPENSATION

The severance agreements include customary restrictions with respect to the use of our confidential information and provide that all intellectual property developed or conceived by the executive while employed by us which relates to our business is Company property. Each executive has also agreed not to (1) solicit any of our associates, (2) interfere with or harm any of our business relationships, or (3) participate (whether as an officer, director, employee, or otherwise) in any competitive business during the term of his or her employment and during the 12-month period immediately thereafter.

Under the severance agreement, if the executive’s employment with the Company is terminated by the Company other than for Cause, or by the executive for Good Reason, and the executive signs a general release, then the executive will be entitled to receive his or her base salary and medical and dental benefits for 18 months following separation from the Company. Ms. Akay and Ms. Tervo each will also be entitled to receive the amount of cash incentive compensation that each would have otherwise received for the performance period in which the separation occurs.

In the event that the executive’s employment is terminated by the Company other than for Cause, or by the executive for Good Reason, and the termination occurs in connection with a change-in-control of the Company (as defined in the 2018 Plan), and the executive signs a general release, then the executive will be entitled to (1) a one-time payment equal to (a) 1.5 times the executive’s annual base salary, plus (b) an amount equal to the executive’s target annual cash incentive compensation; (2) medical and dental benefits for one year following separation from the Company; and (3) automatic vesting of any unvested outstanding equity awards (at target with respect to performance-based stock awards) and automatic vesting of any unvested outstanding cash-based incentive awards.

“Good Reason”, under the severance agreements generally include (1) an adverse change in responsibilities, pay, or reporting relationship, (2) relocation of more than 60 miles from the executive’s home, (3) failure by the Company to abide by the agreement, or (4) failure by any successor to assume the agreement. “Cause” under the severance agreements generally include (1) failure to perform material duties, (2) conviction of a felony, or (3) misconduct in bad faith which could reasonably be expected to result in material harm to the Company.

Indemnification Agreements

We are party to indemnification agreements with each of our NEOs and directors. The indemnification agreements provide our NEOs and directors with contractual rights to indemnification, expense advancement, and reimbursement, to the fullest extent permitted under the General Corporation Law of the State of Delaware (“DGCL”). Our Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL.

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	55

    EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE-IN-CONTROL

The information below describes and quantifies certain compensation that would have become payable under employment and severance agreements with our NEOs if their employment with us had been terminated as of January 29, 2022. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed upon a termination or change-in-control may be different. Factors that could affect these amounts include the timing during the year of any such event. Further, the information below does not incorporate changes to base salary, cash incentive compensation, bonus opportunities, and equity awards granted after January 29, 2022.

Given that Mr. Pericleous resigned prior to the end of the fiscal year and received no additional compensation, forfeited his outstanding cash and equity incentive awards and repaid his Transformation and Business Continuity Cash Award, his information is not included in tabular format in this section.

Timothy Baxter

Component	Voluntary Resignation or Retirement ($)	Involuntary without Cause or Voluntary with Good Reason with Signed Release ($)		Involuntary without Cause or Voluntary with Good Reason following Change in Control with Signed Release ($)		Disability ($)(6)		Death ($)
Base Salary	—	1,500,000	(1)	—		1,000,000		—
Bonus	—	2,080,000	(2)	5,510,000	(4)	—		—
Total Cash Severance (sub-total)	—	3,580,000		5,510,000		1,000,000		—
Value of Accelerated (i) Equity and (ii) Restricted/Performance Cash	—	—		9,351,108	(5)	7,951,108	(7)	7,951,108	(7)
Benefits and Perquisites	—	26,330	(3)	26,330	(3)	6,347		—
Total Severance	—	3,606,330		14,887,438		8,957,455		7,951,108

(1)	Represents 18 months of salary continuation.

(2)

This amount includes the Fall 2021 performance-based short-term cash incentive award payout of $1,560,000 and the Spring 2022 performance-based short-term cash incentive award estimated at 100% of target.

(3)	Estimates for benefits and perquisites include the continuation of medical and dental benefits for the executive and his dependents for 18 months.

(4)

Represents a lump sum payment equal to the sum of the Fall 2021 performance-based short-term cash incentive award payout of $1,560,000, two times annual base salary and 1.5 times the annual short-term performance-based cash incentive compensation target.

(5)

The value of accelerated equity is based on the January 28, 2022 closing stock price of $2.90 per share. Amount represents the value of all unvested equity as of January 29, 2022 (at target in the case of performance-based restricted stock units), the unvested time-based restricted cash awards granted in 2020 and 2021 and the unvested performance-based cash awards granted in 2019 and 2020 at target.

(6)

If Mr. Baxter became permanently and totally disabled on January 29, 2022, he would receive one year of salary continuation from us and six months of benefits continuation. Additional eligible disability compensation would be provided by a third-party insurance company and not paid by us.

(7)

The value of accelerated equity is based on the January 28, 2022 closing stock price of $2.90 per share. Amount represents the value of unvested equity as of January 29, 2022 (at target in the case of performance-based restricted stock units granted in 2020 and 2021), the unvested time-based restricted cash awards granted in 2020 and 2021 and the unvested performance-based cash awards granted in 2020 at target. In the event of termination due to death or disability, only that portion of a performance award that has met the performance criteria if the performance period completes before the termination will be vested. For this reason, the 2019 performance-based cash award is not included.

56

    EXECUTIVE COMPENSATION

Matthew Moellering

Component	Voluntary Resignation or Retirement ($)		Involuntary without Cause or Voluntary with Good Reason with Signed Release ($)		Involuntary without Cause or Voluntary with Good Reason following Change in Control with Signed Release ($)		Disability ($)(8)		Death ($)
Base Salary	—		1,237,500	(2)	—		825,000		—
Bonus	—		1,188,000	(3)	2,763,750	(5)	—		—
Total Cash Severance (sub-total)	—		2,425,500		2,763,750		825,000		—
Value of Accelerated (i) Equity and (ii) Restricted/Performance Cash	1,601,321	(1)	—		4,644,237	(6)	3,994,237	(7)	3,994,237	(7)
Benefits and Perquisites	—		26,330	(4)	26,330	(4)	6,274		—
Total Severance	1,601,321		2,451,830		7,434,317		4,825,511		3,994,237

(1)

Mr. Moellering is eligible for certain retirement benefits. The value of accelerated equity is based on the January 28, 2022 closing stock price of $2.90 per share. Amount represents the value of a pro rata portion of (i) unvested equity as of January 29, 2022 (at target in the case of performance-based restricted stock units), (ii) the unvested time-based restricted cash award granted in 2020 and 2021 and (iii) the unvested performance-based cash awards granted in 2020 at target.

(2)	Represents 18 months of salary continuation.

(3)

This amount includes the Fall 2021 performance-based short-term cash incentive award payout of $891,000 and the Spring 2022 performance-based short-term cash incentive award estimated at 100% of target.

(4)	Estimates for benefits and perquisites include the continuation of medical and dental benefits for the executive and his dependents for 18 months.

(5)	Represents a lump sum payment equal to two times annual base salary and 1.5 times the annual short-term performance-based cash incentive compensation target.

(6)

The value of accelerated equity is based on the January 28, 2022 closing stock price of $2.90 per share. Amount represents the value of all unvested equity as of January 29, 2022 (at target in the case of performance-based restricted stock units), the unvested time-based restricted cash awards granted in 2020 and 2021 and the unvested performance-based cash awards granted in 2019 and 2020 at target

(7)

The value of accelerated equity is based on the January 28, 2022 closing stock price of $2.90 per share. Amount represents the value of all unvested equity as of January 29, 2022 (at target in the case of performance-based restricted stock units), the unvested time-based restricted cash awards granted in 2020 and 2021 and the unvested performance-based cash awards granted in 2020 at target. In the event of termination due to death or disability, only that portion of a performance award that has met the performance criteria if the performance period completes before the termination will be vested. For this reason, the 2019 performance-based cash award is not included.

(8)

If Mr. Moellering became permanently and totally disabled on January 29, 2022, he would receive one year of salary continuation from us and six months of benefits continuation. Additional eligible disability compensation would be provided by a third-party insurance company and not paid by us.

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	57

    EXECUTIVE COMPENSATION

Malissa Akay

Component	Voluntary Resignation or Retirement ($)	Involuntary without Cause or Voluntary with Good Reason with Signed Release ($)		Involuntary without Cause or Voluntary with Good Reason following Change in Control with Signed Release ($)		Disability ($)(5)		Death ($)
Base Salary	—	1,087,500	(1)	—		725,000		—
Bonus	—	652,500	(2)	1,631,250	(3)	—		—
Total Cash Severance (sub-total)	—	1,740,000		1,631,250		725,000		—
Value of Accelerated (i) Equity and (ii) Restricted/Performance Cash	—	—		2,328,976	(4)	1,878,976	(6)	1,878,976	(6)
Benefits and Perquisites	—	—		—		817		—
Total Severance	—	1,740,000		3,960,226		2,604,793		1,878,976

(1)	Represents 18 months of salary continuation.

(2)	Represents the Fall 2021 performance-based short-term cash incentive award payout.

(3)	Represents a lump sum payment equal to 1.5 times annual base salary and the annual short-term performance-based cash incentive compensation at target.

(4)

The value of accelerated equity is based on the January 28, 2022 closing stock price of $2.90 per share. Amount represents the value of all unvested equity as of January 29, 2022 (at target in the case of performance-based restricted stock units), the unvested time-based restricted cash awards granted in 2020 and 2021 and the unvested performance-based cash awards granted in 2019 and 2020 at target.

(5)

If Ms. Akay became permanently and totally disabled on January 29, 2022, she would receive one year of salary continuation from us and six months of benefits continuation. Additional eligible disability compensation would be provided by a third-party insurance company and not paid by us.

(6)

The value of accelerated equity is based on the January 28, 2022 closing stock price of $2.90 per share. Amount represents the value of all unvested equity as of January 29, 2022 (at target in the case of performance-based restricted stock units), the unvested time-based restricted cash awards granted in 2020 and 2021 and the unvested performance-based cash awards granted in 2020 at target. In the event of termination due to death or disability, only that portion of a performance award that has met the performance criteria if the performance period completes before the termination will be vested. For this reason, the 2019 performance-based cash award is not included.

58

    EXECUTIVE COMPENSATION

Sara Tervo

Component	Voluntary Resignation or Retirement ($)	Involuntary without Cause or Voluntary with Good Reason with Signed Release ($)		Involuntary without Cause or Voluntary with Good Reason following Change in Control with Signed Release ($)		Disability ($)(6)		Death ($)
Base Salary	—	900,000	(1)	—		600,000		—
Bonus	—	540,000	(2)	1,350,000	(4)	—		—
Total Cash Severance (sub-total)	—	1,440,000		1,350,000		600,000		—
Value of Accelerated (i) Equity and (ii) Restricted/Performance Cash	—	—		1,811,426	(5)	1,461,426	(7)	1,461,426	(7)
Benefits and Perquisites	—	30,252	(3)	30,252	(3)	5,679		—
Total Severance	—	1,470,252		3,191,678		2,067,105		1,461,426

(1)	Represents 18 months of salary continuation.

(2)	Represents the Fall 2021 performance-based short-term cash incentive award payout.

(3)	Estimates for benefits and perquisites include the continuation of medical and dental benefits for the executive and her dependents for 18 months.

(4)	Represents a lump sum payment equal to 1.5 times annual base salary and the annual short-term performance-based cash incentive compensation at target.

(5)

The value of accelerated equity is based on the January 28, 2022 closing stock price of $2.90 per share. Amount represents the value of all unvested equity as of January 29, 2022 (at target in the case of performance-based restricted stock units), the unvested time-based restricted cash awards granted in 2020 and 2021 and the unvested performance-based cash awards granted in 2019 and 2020 at target.

(6)

If Ms. Tervo became permanently and totally disabled on January 29, 2022, she would receive one year of salary continuation from us and six months of benefits continuation. Additional eligible disability compensation would be provided by a third-party insurance company and not paid by us.

(7)

The value of accelerated equity is based on the January 28, 2022 closing stock price of $2.90 per share. Amount represents the value of all unvested equity as of January 29, 2022 (at target in the case of performance-based restricted stock units), the unvested time-based restricted cash awards granted in 2020 and 2021 and the unvested performance-based cash awards granted in 2020 at target. In the event of termination due to death or disability, only that portion of a performance award that has met the performance criteria if the performance period completes before the termination will be vested. For this reason, the 2019 performance-based cash award is not included.

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	59

    EXECUTIVE COMPENSATION

CEO COMPENSATION RELATIVE TO MEDIAN COMPANY EMPLOYEE

CEO compensation for 2021 as reflected in the Summary Compensation Table was $6,643,720. The median employee was selected from the population of employees, excluding the CEO, that were employed on the last day of the Company’s 2020 fiscal year based on taxable wages earned by such persons during calendar year 2020. Although the median employee identified at the end of 2020 is still employed by the Company, the employee experienced a change in role and compensation that would result in a significant change to the pay ratio disclosure. In 2021, we selected a new median employee. SEC rules allow us to use any other employee whose compensation is substantially similar to the original median employee based on the compensation measure used to select the original median employee. As of the last day of fiscal year 2021, the Company employed 9,132 associates, approximately 2,843 of whom were full-time employees and 6,289 of whom were part-time employees. The Company determined that the median Company associate, excluding the CEO, is a part-time employee who makes approximately $8,033 per year. As a result, CEO compensation in 2021 was approximately 827 times that of our median compensated employee.

The Company annualized the taxable wages of employees who were hired in the middle of calendar year 2021 using such person’s standard working hours. The Company believes that its determination of the median employee is reasonable based on guidance issued by the SEC. SEC rules for identifying the median employee allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

60

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding beneficial ownership of our common stock as of April 18, 2022 for (1) each person who is known by us to own beneficially more than 5% of our common stock (a “5% shareholder”), (2) each director, director nominee, and named executive officer, and (3) all directors and current executive officers as a group.

Beneficial ownership, for purposes of the following table, is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 18, 2022 and common stock issuable upon the vesting of restricted stock units within 60 days are deemed to be outstanding and beneficially owned by the person holding the options or restricted stock units, as applicable, for purposes of computing the percentage ownership of that person and any group of which that person is a member. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership of our 5% shareholders is based on 68,021,670 shares of common stock outstanding. Percentage of beneficial ownership of our named executive officers and directors is based on 68,021,670 shares of common stock outstanding plus options currently exercisable or exercisable within 60 days of April 18, 2022 and restricted stock units scheduled to vest within 60 days of April 18, 2022 held by such named executive officer or director. Except as disclosed in the footnotes to the following table and subject to applicable community property laws, we believe that each beneficial owner identified in the following table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder. Unless otherwise indicated in the following table or footnotes below, the address for each beneficial owner is c/o Express, Inc., 1 Express Drive, Columbus, Ohio 43230.

Name and Address	Shares Beneficially Owned	Percent of Stock Outstanding

5% Shareholders:

Contrarius Investment Management Limited(1)	6,301,109	9.3%

Named Executive Officers and Directors:

Timothy Baxter(2)	2,374,456	3.4%

Matthew Moellering(3)	553,385	*

Malissa Akay	151,782	*

Sara Tervo	99,597	*

Periclis (“Perry”) Pericleous(4)	96,571	*

Michael Archbold(5)	182,632	*

Terry Davenport(5)	153,078	*

Michael F. Devine(5)	186,831	*

Karen Leever(5)	154,971	*

Patricia E. Lopez(6)	10,770	*

Antonio Lucio(6)	20,354	*

Mylle Mangum(7)	236,849	*

Peter Swinburn(5)	182,632	*

All Directors and Current Executive Officers as a Group (13 persons)	4,307,337	6.1%

*	Less than one percent.

(1)

Based on a Schedule 13G/A filed with the SEC by Contrarius Investment Management Limited (“Contrarius”) on February 3, 2022. As of December 31, 2021, Contrarius and Contrarius Investment Management (Bermuda) Limited together beneficially held 6,301,109 shares, and shared the power to vote and the power to dispose or direct the disposition of all shares held. The address of Contrarius is 2 Bond Street, St. Helier, Jersey JE2 3NP, Channel Islands. The address of Contrarius Investment Management (Bermuda) Limited is Waterloo House, 100 Pitts Bay Road, Pembroke HM 08 Bermuda.

(2)	Includes 1,760,000 shares of common stock issuable upon the exercise of stock options.

(3)	Includes 145,511 shares of common stock issuable upon the exercise of stock options.

(4)	Mr. Pericleous resigned from the Company effective November 12, 2021.

(5)	Includes 21,891 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 18, 2022.

(6)	Represents shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 18, 2022.

(7)	Includes 28,897 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 18, 2022.

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	61

AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee, among other things, assists the Board in its oversight of the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. The Audit Committee relies on the expertise and knowledge of management, the internal audit function, and the independent auditor in carrying out these oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal control.

The Company’s independent auditor, PricewaterhouseCoopers LLP, an independent registered public accounting firm, has served as the Company’s independent auditor since 2008. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. PricewaterhouseCoopers LLP is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2021 with management.

2.	The Audit Committee has discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.

The Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 29, 2022 for filing with the SEC.

Each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and the NYSE. The Board has determined that Mr. Archbold, Mr. Devine, Ms. Lopez and Ms. Mangum are audit committee financial experts under SEC rules and have accounting or related financial management expertise.

Audit Committee

Michael Archbold, Chair

Michael F. Devine

Patricia E. Lopez

Mylle Mangum

62

    AUDIT COMMITTEE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth the aggregate fees billed to us by PricewaterhouseCoopers LLP, our independent auditor, in 2021 and 2020:

	Fees

Services Rendered	2021	2020

Audit Fees(1)	$1,424,600	$1,661,000

Audit-Related Fees	$—	$—

Tax Fees	$—	$—

All Other Fees(2)	$4,500	$4,500

Total	$1,429,100	$1,665,500

(1)	Audit Fees for 2021 and 2020 represent fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of our annual consolidated financial statements.

(2)	All other fees for 2021 and 2020 represent subscription fees for software to assist management with its financial reporting obligations.

We have a policy that requires the Audit Committee, or the Audit Committee Chair under a limited delegation of authority from the Audit Committee, to pre-approve all audit and non-audit services to be provided by our independent auditor and to consider whether the provision of non-audit services is compatible with maintaining the independence of our independent auditor in deciding whether to approve non-audit services. Any pre-approvals made by the Audit Committee Chair under the limited delegation of authority are reported to the full Audit Committee at the next regularly scheduled meeting. All services performed by our independent auditor in 2021 and 2020 were pre-approved in accordance with the policy. As a general matter, it is the Audit Committee’s preference that any non-audit services be provided by a firm other than our independent auditor absent special circumstances.

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	63

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY-ON-PAY) (PROPOSAL NO. 2)

In accordance with Section 14A of the Exchange Act, we are seeking an advisory (non-binding) vote from our shareholders to approve the compensation of our named executive officers (our “NEOs”) for 2021 as disclosed in this proxy statement. At our 2021 annual meeting of shareholders, shareholders demonstrated support for our executive compensation program with approximately 98% of the votes cast in support of the “say-on-pay” proposal. For 2021, the overall design of the compensation packages for our new CEO and other named executive officers remained substantially the same as in previous years, with competitive target pay opportunities combined with rigorous performance targets reflecting our commitment to pay-for-performance.

At our 2019 annual meeting of shareholders, our shareholders indicated a preference that the advisory vote on the compensation for our NEOs occur on an annual basis. In accordance with this preference, we determined that we will include a say-on-pay vote in our proxy materials for each annual meeting of stockholders until the next advisory vote on the frequency of future say-on-pay votes. It is expected that the next shareholder vote on the frequency of say-on-pay advisory votes will occur at our 2025 annual meeting of shareholders.

In deciding how to vote on this proposal, we urge our shareholders to read the “Compensation Discussion and Analysis” beginning on page 27 of this proxy statement, which describes in more detail our compensation objectives and the elements of our executive compensation program, as well as the Summary Compensation Table and other related compensation tables and narrative appearing on pages 48 through 59, which provide additional information on the compensation of our NEOs.

We are asking shareholders to approve, on an advisory basis, the compensation of our NEOs for 2021 as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables, and the notes and narrative discussion following the compensation tables in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation program for our NEOs as described in this proxy statement.

Although this vote is non-binding, the Board and the Compensation and Governance Committee value the opinions of our shareholders and will consider the outcome of the vote when making future decisions concerning executive compensation. Furthermore, shareholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board or the Compensation and Governance Committee at any time throughout the year. Please refer to “Corporate Governance—Board Practices—Communications with the Board” on page 22 of this proxy statement for information about communicating with the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

64

RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022 (PROPOSAL NO. 3)

The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to serve as our independent auditor for 2022. PricewaterhouseCoopers LLP has served in this capacity for us since 2008. As a matter of good corporate governance, the Audit Committee submits its selection of our independent auditor to our stockholders for ratification. If the stockholders fail to ratify the selection, the Audit Committee will review its future selection of an independent registered public accounting firm in light of that result. Even if stockholders ratify the selection, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during fiscal 2022 if it determines that such a change would be in the best interests of the Company and our stockholders.

Additional information concerning the Audit Committee and services rendered by and fees paid to PricewaterhouseCoopers LLP is presented on pages 62 and 63. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	65

OTHER MATTERS

The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, each of the persons named as a proxy will vote as recommended by the Board or, if no recommendation is given, in their discretion on such matters.

66

ADDITIONAL INFORMATION

PROXY SOLICITATION EXPENSES

We will pay the expense of preparing, assembling, printing, and mailing the proxy statement, proxy card, and other related materials used in the solicitation of proxies. We have retained Innisfree M&A Inc. (“Innisfree”) to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay Innisfree $15,000 plus reasonable out-of-pocket expenses, for proxy solicitation services. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. Officers and regular associates of Express may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, e-mail, or other electronic means.

SHAREHOLDER PROPOSALS FOR INCLUSION IN THE 2023 ANNUAL MEETING PROXY STATEMENT

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the 2023 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, shareholder proposals must be submitted in writing to the Office of the Corporate Secretary, Express, Inc., 1 Express Drive, Columbus, OH 43230 and must be received no later than December 30, 2022 unless the date of our 2023 annual meeting is changed by more than 30 days from June 8, 2023, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

OTHER SHAREHOLDER PROPOSALS

Our Bylaws require that any shareholders who intend to present an item of business, including nominees for election as directors, at the 2023 annual meeting (other than a shareholder proposal submitted for inclusion in our 2022 proxy statement) must provide notice of such business to the Office of the Corporate Secretary, Express, Inc., 1 Express Drive, Columbus, OH 43230 between Wednesday, February 8, 2023 and the close of business on Friday, March 10, 2023. The notice must contain the information required by our Bylaws, which are posted on our website.

ELECTRONIC DELIVERY

Instead of receiving the Notice regarding the Internet Availability of Proxy Materials (the “Notice of Internet Availability”) or paper copies of our Annual Report and proxy statement in the mail, registered shareholders can elect to receive these communications electronically. For additional information and to elect this option, please access www.computershare.com/investor.

Many brokers and banks also offer electronic delivery of proxy materials to their clients. If you are a beneficial shareholder, you may contact your broker or bank to find out whether this service is available to you. If your broker or bank uses Broadridge Investor Communications Services, you can elect to receive future proxy materials electronically at www.investordelivery.com.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

We have adopted a procedure called “householding,” which has been approved by the SEC. Accordingly, we may only deliver one copy of the Notice of Internet Availability, and if you requested printed versions by mail, one copy of this proxy statement and one copy of our Annual Report to multiple registered shareholders who share an address unless we have received contrary instructions from one or more of the shareholders. Shareholders who share an address to which printed copies of this proxy statement and Annual Report have been delivered, will continue to receive separate proxy cards. If you are a shareholder, share an address and last name with one or more other shareholders, and would like to revoke your householding consent in order to receive separate copies of proxy statements, annual reports, and Notices of Internet Availability, or you are a shareholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

A number of brokerage firms have instituted householding. If you hold your shares through a broker, bank, or other nominee, please contact your broker, bank, or other nominee to request information about householding.

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	67

    ADDITIONAL INFORMATION

INCORPORATION BY REFERENCE

Neither the Compensation and Governance Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and none of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.

AVAILABILITY OF SEC FILINGS, CODE OF CONDUCT, AND COMMITTEE CHARTERS

Copies of our reports on Forms 10-K, 10-Q, 8-K, and all amendments and exhibits to those reports filed with the SEC, our Code of Conduct, our Corporate Governance Guidelines, the charters of the Audit and the Compensation and Governance Committees, and any reports of beneficial ownership of our common stock filed by executive officers, directors, and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through the investor relations section of our website, at www.express.com/investor, or may be requested in print, at no cost, by telephone at (888) 423-2421, by e-mail at IR@express.com, or by mail at Express, Inc., 1 Express Drive, Columbus, OH 43230, Attention: Investor Relations.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on April 18, 2022, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or at any adjournments or postponements of the meeting.

A list of shareholders of record entitled to vote at the Annual Meeting will be available during the virtual Annual Meeting and on the Annual Meeting website and will also be available for ten business days prior to the Annual Meeting between the hours of 9:00 a.m. and 4:00 p.m., Eastern Daylight Time, at the Office of the Corporate Secretary located at 1 Express Drive, Columbus, OH 43230. A shareholder may examine the list for any germane purpose related to the Annual Meeting.

What are the voting rights of the holders of Express, Inc. common stock?

Holders of Express, Inc. common stock are entitled to one vote for each share held of record as of the Record Date on all matters submitted to a vote of the shareholders, including the election of directors. Shareholders do not have cumulative voting rights.

How do I vote?

Beneficial Shareholders. If you hold your shares through a broker, bank, or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank, or other nominee, as applicable, for instructions on how to vote the shares you hold as a beneficial shareholder.

Registered Shareholders. If you hold your shares in your own name, you are a registered shareholder and may vote by proxy before the Annual Meeting via the Internet at www.proxyvote.com, by calling (800) 690-6903, or if you received paper copies of the proxy materials and proxy card in the mail, by signing and returning the enclosed proxy card. Proxies submitted via the Internet, by telephone, or by mail must be received by 11:59 p.m., Eastern Daylight Time, on June 7, 2022. You may also vote at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/EXPR2022 and entering the 16-digit control number shown on your Notice of Internet Availability of Proxy Materials or proxy card. If you vote by telephone or via the Internet, including during the virtual Annual Meeting, you do not need to return your proxy card. Have your Notice of Internet Availability and proxy card available when you access the virtual Annual Meeting website.

Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?

Under rules adopted by the SEC, we are making this proxy statement available to our shareholders primarily via the Internet. On or about April 29, 2022, we will mail the Notice of Internet Availability to shareholders at the close of business on the Record Date, other than those shareholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our Annual Report, and also contains instructions on how to request a paper copy of the proxy materials.

Can I vote my shares by filling out and returning the Notice of Internet Availability?

No. The Notice of Internet Availability only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability and returning it. The Notice of Internet Availability provides instructions on how to cast your vote. For additional information, please see the section above titled “How do I vote?”

What are “broker non-votes” and why is it so important that I submit my voting instructions for shares I hold as a beneficial shareholder?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, NYSE rules allow that firm to vote your shares only on routine matters. Proposal No. 3, the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022, is the only routine matter for consideration at the Annual Meeting. For all matters other than Proposal No. 3, you must submit voting instructions to the firm that holds your shares if you want your vote to count on such matters. When a firm votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.”

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	69

    QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What constitutes a quorum and how will votes be counted?

The attendance at the Annual Meeting, virtually or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for purposes of the Annual Meeting. A quorum is required in order for the Company to conduct its business at the Annual Meeting. As of the Record Date, 68,021,670 shares of common stock were outstanding.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of establishing a quorum.

What vote is required to approve each proposal, and how does the Board recommend that I vote on these proposals?

Proposal	Vote Required	Board Voting Recommendation

Election of Class III directors (Proposal No. 1)	Majority of the votes cast FOR each of the director nominees	FOR the nominees

Advisory vote to approve executive compensation (say-on-pay) (Proposal No. 2)	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting	FOR the executive compensation of our named executive officers

Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022 (Proposal No. 3)	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting	FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022

What are my choices for casting my vote on each matter to be voted on?

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes

Election of Class III directors (Proposal No. 1)	FOR, AGAINST or ABSTAIN	No effect—not counted as a “vote cast”	No	No effect

Advisory vote to approve executive compensation (say-on-pay) (Proposal No. 2)	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect

Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022 (Proposal No. 3)	FOR, AGAINST, or ABSTAIN	Treated as a vote AGAINST the proposal	Yes	Not applicable

Unless you give other instructions when you vote, the persons named as proxies, Timothy Baxter and Laurel Krueger, will vote in accordance with the Board’s recommendations. We do not expect any other business to properly come before the Annual Meeting; however, if any other business should properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What happens if a director nominee does not receive a majority of the votes cast for his or her re-election?

Pursuant to the Company’s Corporate Governance Guidelines, the Board expects any director nominee who fails to receive a greater number of votes cast “for” than votes cast “against” his or her re-election to tender his or her resignation for consideration by the Compensation and Governance Committee. The Compensation and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding the resignation. The Compensation and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept the director’s resignation.

70

    QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

May I change my vote or revoke my proxy?

Beneficial Shareholders. Beneficial shareholders should contact their broker, bank, or other nominee for instructions on how to change their vote or revoke their proxy.

Registered Shareholders. Registered shareholders may change their vote or revoke a properly executed proxy at any time before its exercise by:

•	delivering written notice of revocation to the Office of the Corporate Secretary, Express, Inc., 1 Express Drive, Columbus, OH 43230;

•	submitting another proxy that is dated later than the original proxy (including a proxy submitted via telephone or Internet); or

•	voting via the virtual meeting website at the Annual Meeting.

How do I attend the Annual Meeting?

Due to the continuing public health impact of the COVID-19 pandemic, this year’s Annual Meeting will again be held as a virtual meeting via live webcast, accessible only through the Internet. All shareholders as of the Record Date, or their duly appointed proxies, may participate in the live webcast of the Annual Meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/EXPR2022 and entering the 16-digit control number shown on your Notice of Internet Availability of Proxy Materials or proxy card. You will not be able to attend the Annual Meeting in person. The live webcast for the Annual Meeting will begin promptly at 8:30 a.m., Eastern Daylight Time on June 8, 2022. Online access to the live webcast will open approximately 15 minutes prior to the start time of the Annual Meeting. You can access the virtual meeting website on a computer, tablet or phone with internet connection, and the website is fully supported across browsers (Internet Explorer, Chrome and Safari), running the most updated version of applicable software and plugins. We recommend that you access the virtual meeting platform at least 15 minutes prior to the Annual Meeting to ensure ample time to complete the check-in procedures.

You do not need to attend the Annual Meeting to vote. Whether you plan to attend the Annual Meeting or not, we strongly encourage you to submit your vote in advance by following the instructions in the Notice of Internet Availability of Proxy Materials and this proxy statement.

How do I participate in and ask questions at the Annual Meeting?

To submit a question at the Annual Meeting, you will need your 16-digit control number shown on the Notice of Internet Availability of Proxy Materials or proxy card. You may log in to the virtual annual meeting website up to 15 minutes before the start of the Annual Meeting and submit questions online. You will also be able to submit questions during the Annual Meeting. We will read and answer questions relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints.

What should I do if I need technical support during the Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be provided on the Annual Meeting website log-in page. Technicians will be available to assist you with any technical difficulties beginning 15 minutes prior to the start of and during the Annual Meeting.

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	71

APPENDIX A

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and free cash flow are supplemental measures of financial performance that are not required by, or presented in accordance with GAAP. In each case, the reported GAAP measures are adjusted to eliminate the impact of certain non-core items. We believe that these non-GAAP measures provide additional useful information to assist shareholders in understanding our financial results and assessing our prospects for future performance. Management believes EBITDA and free cash flow are important indicators of our business performance because they exclude items that may not be indicative of, or are unrelated to, our underlying operating results, and provide a better baseline for analyzing trends in our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported net loss or net cash provided by (used in) operating activities. These adjusted financial measures reflect an additional way of viewing our operations that, when viewed with our GAAP results and the below reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The following tables present: reconciliations of EBITDA for 2021 and 2020 to reported net loss and reconciliations of free cash flow for 2021 and 2020 to reported net cash provided by (used in) operating activities.

(Amounts in Thousands)	2021	2020

Net Loss	$(14,436)	$(405,449)

Interest Expense, Net	15,198	3,401

Income Tax Expense	315	(55,900)

Depreciation and Amortization	63,640	73,259

EBITDA	$64,717	$(384,689)

(Amounts in Thousands)	2021	2020

Net Cash Provided By (Used In) Operating Activities	$89,380	$(323,626)

Less:

Capital Expenditures	(34,771)	(16,854)

Free Cash Flow	$54,609	$(340,480)

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SCAN TO VIEW MATERIALS & VOTE EXPRESS, INC. VOTE BY INTERNET 1 EXPRESS DRIVE Meeting - Go to Before The www.proxyvote.com or scan the QR Barcode above COLUMBUS, OH 43230 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/EXPR2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D74360-P71477 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EXPRESS, INC. The Board of Directors recommends a vote FOR each of the Class III Nominees listed in the following proposal: 1. Election of Class III Directors. Nominees: For Against Abstain 1a. Terry Davenport ! ! ! 1b. Karen Leever ! ! ! 1c. Antonio Lucio ! ! ! The Board of Directors recommends a vote FOR Proposals 2 and 3. For Against Abstain 2. Advisory vote to approve executive compensation (Say-on-Pay). ! ! ! 3. Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022. ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof as will be voted on by the proxies in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 8, 2022: The Notice of Annual Meeting and Proxy Statement and 2021 Annual Report are available at www.proxyvote.com D74361-P71477 EXPRESS, INC. Annual Meeting of Shareholders June 8, 2022 8:30 a.m., EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Timothy Baxter and Laurel Krueger, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Express, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at 8:30 a.m., EDT, on June 8, 2022 at www.virtualshareholdermeeting.com/EXPR2022, and any adjournment or postponement thereof, and in their discretion, on any other business that properly comes before the Meeting or any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all of the nominees listed in Proposal 1, FOR Proposals 2 and 3, and in the proxies’ discretion upon such other business as properly comes before the meeting. Continued and to be signed on reverse side